The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-228157
Subject to Completion
Preliminary Prospectus Supplement dated September 23, 2020
PROSPECTUS SUPPLEMENT
(To prospectus dated November 5, 2018)
£
    % Notes due 2030

We are offering £       aggregate principal amount of our     % Notes due 2030 (the “notes”). The notes will mature on            , 2030. We will pay interest on the notes on            of each year, commencing            , 2021. Interest on the notes will accrue from and including                 , 2020. We may redeem the notes at our option, any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.” In addition, we may also redeem the notes at our option, in whole but not in part, at the redemption price described in this prospectus supplement under the caption “Description of Notes—Redemption for Changes in Taxes” in the event of certain changes in United States taxation. The notes will be issued in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. The notes will be our senior unsecured obligations.
We intend to apply to list the notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the date on which the notes are originally issued. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently there is no established trading market for the notes.
Realty Income Corporation, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with commercial tenants. As of June 30, 2020, we owned a diversified portfolio of 6,541 properties located in 49 U.S. states, Puerto Rico and the United Kingdom, with approximately 106.4 million square feet of leasable space leased to tenants doing business in 50 separate industries.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.
	Per Note	Total
Public offering price(1)	%	£
Underwriting discount	%	£
Proceeds, before expenses, to Realty Income Corporation(1)	%	£

(1)
Plus accrued interest, if any, from            , 2020, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the notes will be made only in book-entry form through the facilities of Clearstream Banking S.A. and Euroclear Bank SA/NV, against payment on or about            , 2020.

Joint Book-Running Managers
Barclays	Credit Suisse	Goldman Sachs & Co. LLC
The date of this prospectus supplement is            , 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and, if applicable, any free writing prospectus we may provide you in connection with this offering is accurate only as of those documents’ respective dates or, in the case of documents incorporated or deemed to be incorporated by reference herein or therein, as of the respective dates those documents were filed with the U.S. Securities and Exchange Commission, or the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Unless otherwise expressly stated or the context otherwise requires, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the headings “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may provide to you in connection with this offering. The descriptions of certain provisions of any instrument, agreement or other document appearing in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated by reference therein (including, without limitation, the descriptions of certain provisions of our $3.0 billion revolving credit facility and term loan facility and our $1.0 billion commercial paper program and the indenture pursuant to which the notes will be issued) are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of those instruments, agreements and other documents. You should carefully review such instruments, agreements and other documents in their entirety for complete information on the terms and provisions thereof. See “Where You Can Find More Information” in the accompanying prospectus for information on how you can obtain copies of such instruments, agreements and other documents.
No action has been or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of these securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus where action for that purpose is required, other than in the United States. Unless otherwise expressly stated or the context otherwise requires, references to “U.S. dollars,” “USD” and “$” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to United States dollars, and references to “sterling,” “£” and “GBP” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to the lawful currency of the United Kingdom.
None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).
Prohibition of sales to European Economic Area (“EEA”) and United Kingdom retail investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of:
(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
MiFID II product governance / Professional investors and ECPs only target market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or

S-ii

recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, and, if applicable, any free writing prospectus we may provide you in connection with this offering before making an investment decision. Unless this prospectus supplement otherwise indicates or the context otherwise requires, (a) the terms “Realty Income,” “our,” “us” and “we” as used in this prospectus supplement refer to Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis, (b) references to our “$3.0 billion revolving credit facility,” our “revolving credit facility” and similar references mean our $3.0 billion unsecured revolving credit facility, references to our “$250.0 million term loan facility,” our “term loan facility” and similar references mean our $250.0 million unsecured term loan facility due in March 2024 and references to our “commercial paper program” mean our $1.0 billion unsecured commercial paper program, (c) references to our “top 20 tenants” mean, for any period, our 20 largest tenants based on percentage of total portfolio annualized rental revenue as of the last day of such period, (d) the term “annualized rental revenue” at any date means monthly contractual rent in effect at such date, multiplied by 12, (e) the term “contractual rent” for any period means the aggregate cash amount charged to tenants, inclusive of monthly base rent receivables, for such period, and (f) “investment grade tenants” means tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). For purposes of determining the aggregate amount of borrowings outstanding under our revolving credit facility as of any specified date, borrowings denominated in GBP are translated into U.S. dollars using the applicable exchange rates as in effect from time to time.
Realty Income
Realty Income Corporation, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with commercial tenants.
As of June 30 2020, we owned a diversified portfolio of 6,541 properties located in 49 U.S. states, Puerto Rico and the United Kingdom with approximately 106.4 million square feet of leasable space leased to approximately 600 different tenants doing business in 50 separate industries. Of the 6,541 properties in the portfolio, 6,505, or 99.4%, were single-tenant properties, of which 6,407 were leased, and the remaining were multi-tenant properties. Our total portfolio of 6,541 properties at June 30, 2020 had a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 9.0 years. Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000.
Recent Developments
COVID-19 Pandemic
The COVID-19 pandemic and the measures taken to limit its spread are negatively impacting global, national and regional economies across many industries, including the industries in which some of our tenants operate, and have disrupted the businesses and operations of some of our tenants, each of which has had and may continue to have an adverse impact on our business, results of operations, financial condition, and liquidity. These impacts may increase in severity as the duration of the pandemic lengthens. See “Risk Factors—The COVID-19 pandemic has disrupted our operations and is expected to continue to have an adverse effect on our business, results of operations, financial condition and liquidity” in this prospectus supplement for more information regarding some of the actual and potential future impacts of the COVID-19 pandemic and the measures taken to limit its spread on our tenants and our business, results of operations, financial condition and liquidity.
As a result of this challenging environment, we are working diligently with our tenants most affected by the pandemic to understand their financial liquidity and their ability to satisfy their contractual obligations to us. As we carefully navigate this difficult economic period with our tenants, our focus is on finding resolutions that preserve the long-term relationships we have built with many of our tenants.
The majority of lease concessions granted to our tenants during 2020 as a result of the COVID-19 pandemic have been rent deferrals with the original lease term unchanged. In these cases, we have determined that the collection of deferred rent is probable (within the meaning of applicable U.S. accounting standards), although we cannot assure you that this determination will not change in the future. In addition, as we believe to be the case with many retail landlords, we have received many short-term rent relief requests, most often in the form of rent deferral requests, or requests for further discussion from tenants. We believe that not all tenant requests will ultimately result in lease modification agreements, nor have we relinquished our contractual rights under leases in which rent concessions have not yet been granted. Rent collections for the quarter ended June 30, 2020 and rent relief requests received to-date may not be indicative of collections, concessions or requests in any future period.
As of September 1, 2020, we had collected the following percentages of rent for the periods set forth below:
	For the Quarter Ended June 30, 2020	For the Month Ended July 31, 2020	For the Month Ended August 31, 2020
Contractual rent collected across total portfolio(1)	87.8%	92.3%	93.5%
Contractual rent collected from top 20 tenants(1)	82.6%	90.9%	92.2%
Contractual rent collected from investment grade tenants(1)	99.1%	100.0%	99.9%

(1)
For information on how we define our “contractual rent”, “top 20 tenants” and “investment grade tenants,” please see the first paragraph under this caption “Prospectus Supplement Summary.” For purposes of calculating contractual rent, U.K. rent (which is payable in pounds sterling) was converted at the exchange rate in effect on the first day of the month following each monthly period in the table above.

We have either executed deferral agreements or maintain ongoing deferral discussions with tenants that account for a majority of the unpaid contractual rent for the quarter ended June 30, 2020, and for each of the months of July and August 2020. We are still in the preliminary stages of collecting rent for the month of September 2020. As a result, we cannot predict the number of tenants that will not pay rent for the month of September 2020, nor can we predict whether tenants who made contractual rent payments during the quarter ended June 30, 2020 or the months of July or August 2020 will pay rent or request rent deferrals thereafter. In addition, as the adverse impacts of the COVID-19 pandemic and the measures taken to limit its spread continue to evolve, the ability of our tenants to continue to pay rent to us may further diminish, and therefore we cannot assure you that our rental collections for the quarter ended June 30, 2020 or the months of July or August 2020 are indicative of our rental collections in September 2020 or thereafter. In addition, the foregoing information does not purport to reflect our results of operations or financial condition for the third quarter of 2020 or for any future period. As a result of the impacts of the COVID-19 pandemic and the measures taken to limit its spread, our revenues in the third quarter of 2020 may decline relative to the second quarter of 2020, and that decline may continue or increase in subsequent periods as long as such impacts continue to exist. On April 9, 2020, as a result of these uncertainties, we withdrew our previously issued earnings guidance for the year ending December 31, 2020. However, on August 3, 2020, as part of the announcement of our operating results for the second quarter and first six months of 2020, we reinstated guidance relating to our acquisition volume. We continue to evaluate the impacts of the COVID-19 pandemic on our business as the situation continues to evolve.
Capital Raising
In July 2020, we issued an additional $350 million of 3.250% senior unsecured notes due in January 2031, which constituted a further issuance of, and formed a single series with, the $600 million of 3.250% senior unsecured notes we issued in May 2020. The public offering price for the notes issued in July 2020 was 108.241% of the principal amount, for an effective yield to maturity of 2.341%. After deducting the underwriting discount but before deducting expenses paid by us, the net proceeds of approximately

$376.6 million from this offering were used to repay borrowings under our credit facility, to fund investment opportunities and for other general corporate purposes.
Commercial Paper Program
In August 2020, we established an unsecured commercial paper note program with a maximum aggregate amount outstanding at any time of $1.0 billion. We may offer and sell commercial paper from time to time in the United States commercial paper market under this program. The commercial paper will rank on a parity in right of payment with all of our other senior unsecured indebtedness outstanding from time to time, including borrowings under our revolving credit facility and our term loan facility and our outstanding senior unsecured notes. The commercial paper note proceeds will be used for general corporate purposes. As of September 15, 2020, there were $300.0 million of commercial paper notes outstanding. We use our $3.0 billion revolving credit facility as a liquidity backstop for the repayment of the notes issued under the commercial paper program.
Revolving Credit Facility and Credit Agency Ratings
In August 2019, we amended and restated our unsecured credit facility in order to allow borrowings in multiple currencies. Our credit facility includes a $3.0 billion unsecured revolving credit facility and a $250.0 million unsecured term loan due March 24, 2024. Our credit facility previously included a second $250.0 million unsecured term loan that was repaid in full on June 30, 2020. Our revolving credit facility matures in March 2023 and includes two six-month extensions that, subject to certain terms and conditions, can be exercised at our option. Our revolving credit facility also has a $1.0 billion expansion feature, which is subject to obtaining lender commitments and other customary conditions.
The interest rates under our revolving credit facility are equal to a base interest rate (which is variable) plus a spread that is based on the ratings assigned to our senior unsecured debt securities by credit rating agencies. As of September 15, 2020, Standard & Poor’s Ratings Group had assigned a rating of A- with a “stable” outlook and Moody’s Investors Service had assigned a rating of A3 with a “stable” outlook. As of September 15, 2020, our investment grade credit ratings provided for financing of revolving credit borrowings at an interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus 0.775% with a facility commitment fee of 0.125%, for all-in drawn pricing of 0.90% over LIBOR. Our revolving credit facility provides that the interest rate can range from: (i) LIBOR plus 1.45% if our credit rating is lower than BBB-/Baa3 or if our senior unsecured debt is unrated to (ii) LIBOR plus 0.75% if our credit rating is A/A2 or higher. In addition, our revolving credit facility provides for a facility commitment fee based on our credit ratings, which ranges from: (i) 0.30% for a rating lower than BBB-/Baa3 or if our senior unsecured debt is unrated, to (ii) 0.10% for a credit rating of A/A2 or higher. Credit ratings are not a recommendation to buy, sell or hold our debt securities (including the notes offered hereby) and are subject to revision or withdrawal at any time. For additional information regarding our credit ratings and their impact on our borrowing costs, see “Use of Proceeds” in this prospectus supplement. For information concerning the impact of the COVID-19 pandemic on our credit ratings, see “Risk Factors—The COVID-19 pandemic has disrupted our operations and is expected to continue to have an adverse effect on our business, results of operations, financial condition and liquidity.”
Key Financial Covenants
The notes will require that we comply with certain financial covenants described in this prospectus supplement under “Description of Notes—Additional Covenants of Realty Income.” In general and subject to exceptions, these covenants provide: (i) that we may not incur any Debt (as defined below under “Description of Notes—Additional Covenants of Realty Income”) if, on a pro forma basis, our total Debt would exceed 60% of our Adjusted Total Assets (as defined below under “Description of Notes—Additional Covenants of Realty Income”), (ii) that we may not incur any Debt if, on a pro forma basis, our debt service coverage ratio (calculated as described below under “Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage”) would be less than 1.5 to 1.0, (iii) that we may not incur any Secured Debt (as defined below under “Description of Notes—Additional Covenants of Realty Income”) if, on a pro forma basis, our total Secured Debt would exceed 40% of our Adjusted Total Assets, and (iv) that we must maintain at all times Total Unencumbered Assets (as defined below under “Description of Notes—

Additional Covenants of Realty Income”) of not less than 150% of our total outstanding Unsecured Debt (as defined below under “Description of Notes—Additional Covenants of Realty Income”). The following table shows the foregoing percentages and ratio as required by those covenants as well as our actual percentages and ratio calculated as provided in those covenants as of, or, in the case of the debt service coverage ratio, for, the four quarters ended June 30, 2020. These calculations, which are not based on generally accepted accounting principles, are presented to show our ability to incur additional debt under those covenants and do not purport to reflect our liquidity, actual ability to incur or service debt or our future performance. These calculations do not reflect the impact of, among other things, the issuance and sale of the notes offered hereby, the additional $350 million of 3.250% senior unsecured notes due 2031 we issued in July 2020 or the $300 million of commercial paper notes we issued in September 2020 or the application of the net proceeds therefrom and, as a result, our actual percentages and ratios after giving effect to this offering and the issuance and sale of the additional $350 million of 3.250% senior notes due 2031 we issued in July 2020 and $300 million of commercial paper notes we issued in September 2020 and the application of those proceeds will differ, perhaps significantly, from those set forth below. Moreover, the foregoing is a very general overview of some of the terms of those covenants and those covenants are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing under “Description of Notes—Additional Covenants of Realty Income,” as well as the indenture and the applicable officers’ certificate under which the notes will be issued, for more information. In addition, as required by the debt service coverage covenant referred to above, our debt service coverage ratio for the four quarters ended June 30, 2020 as set forth under the caption “Actual” in the following table has been calculated on a pro forma basis on the assumption that (1) the incurrence of any Debt incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any of our other Debt since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) any acquisition or disposition by us of any asset or group of assets since the first day of such four-quarter period (including by merger, stock purchase or sale or asset purchase or sale), had occurred on the first day of such period. Such pro forma ratio has been prepared on the basis required by that debt service coverage covenant, reflects various estimates and assumptions and is subject to other uncertainties and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (1), (2) and (3) of the preceding sentence occurred as of July 1, 2019 nor does it purport to reflect our debt service coverage ratio for any future period. In addition, as noted above, the debt service coverage ratio set forth under the caption “Actual” in the following table does not give effect to the issuance of the notes offered by this prospectus supplement, the issuance and sale of the additional $350 million of 3.250% senior unsecured notes due 2031 we issued in July 2020 or the $300 million of commercial paper notes we issued in September 2020 or the application of the proceeds therefrom. See “Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage” for additional information on how this pro forma ratio was computed.
Note Covenants	Required	Actual
Limitation on incurrence of total Debt	≤60% of Adjusted Total Assets	38.1%
Limitation on incurrence of Secured Debt	≤40% of Adjusted Total Assets	1.9%
Debt service coverage ratio	≥1.5x	5.4x(1)
Maintenance of Total Unencumbered Assets	≥150% of Unsecured Debt	267.3%

(1)
The notes will require that the debt service coverage ratio be computed for a period of four consecutive fiscal quarters. The debt service coverage ratio set forth under the caption “Actual” is for the four quarters ended June 30, 2020. This ratio has been calculated on a pro forma basis as described in the paragraph immediately preceding this table and is subject to the assumptions and uncertainties described in such paragraph. For additional information, see “Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage.”

The Offering
For a more complete description of the terms of the notes specified in the following summary, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. As used under this caption “—The Offering,” references to “Realty Income,” “our,” “we” and “us” mean Realty Income Corporation, a Maryland Corporation, excluding its subsidiaries.
Issuer
Realty Income Corporation
Securities We Are Offering
£       aggregate principal amount of our     % Notes due 2030 (the “notes”)
Maturity Date
           , 2030
Interest Rate
    % per annum, accruing from            , 2020
Interest Payment Dates
Annually in arrears on            , commencing         , 2021
Ranking
The notes will be our senior unsecured obligations. The notes are not obligations of any of our subsidiaries and none of our subsidiaries has guaranteed the notes. The notes will be effectively subordinated in right of payment to all indebtedness, guarantees and other liabilities of our subsidiaries from time to time outstanding and will be subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing that indebtedness. None of our subsidiaries currently guarantees our $3.0 billion revolving credit facility, $250.0 million term loan facility or $1.0 billion commercial paper program, and therefore the notes currently rank equally in right of payment with borrowings under these facilities and that program. See “Risk Factors—Although these notes are referred to as ‘senior’ notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness.”
Use of Proceeds
We intend to use the net proceeds we receive from this offering to repay GBP-denominated borrowings outstanding under our $3.0 billion revolving credit facility, to settle an outstanding GBP/USD foreign exchange swap arrangement, and, to the extent not used for those purposes, to fund potential investment opportunities and for other general corporate purposes. On September 15, 2020, we had approximately $225.0 million of outstanding borrowings under our revolving credit facility (consisting entirely of £174.7 million of GBP-denominated borrowings). As of September 15, 2020, we had a total of approximately $532.5 million in cash and cash equivalents. Upon settlement of the GBP/USD foreign exchange swap arrangement, we expect to receive $300.1 million in U.S. dollars upon our payment of £224.9 million, which we intend to use to repay borrowings under our $1.0 billion commercial paper program. The outstanding commercial paper notes under our $1.0 billion commercial paper program mature on October 1, 2020 and have an interest rate on such borrowings of 0.265% per annum.

Limitations on Incurrence of Debt; Total Unencumbered Assets
The notes will require that we comply with various covenants that, among other things, will:
•
limit the ability of us and our Subsidiaries to incur additional Debt generally,

•
limit the ability of us and our Subsidiaries to incur additional Debt if the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service Charge for the then most recently ended period consisting of four consecutive fiscal quarters is less than 1.5 to 1.0, calculated on a pro forma basis and on the basis of certain assumptions,

•
limit the ability of us and our Subsidiaries to incur additional Secured Debt, and

•
require that we maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt.

The covenants referred to above are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of the capitalized terms used above, appearing in this prospectus supplement under “Description of Notes” and in the accompanying prospectus under “Description of Debt Securities,” as well as the indenture (the “Indenture”) under which the notes offered hereby will be issued, for more information concerning such covenants and such exceptions and limitations.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund payments.
Optional Redemption
Prior to            ,      (the “Par Call Date”), the notes will be redeemable at any time in whole or from time to time in part at our option at a redemption price equal to the greater of:
(a) 100% of the principal amount of the notes to be redeemed, and
(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the notes matured and that accrued and unpaid interest on the notes was payable on the Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined) plus             basis points,
plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.
On and after the Par Call Date, the notes will be redeemable at any time in whole or from time to time in part at our option at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the applicable redemption date.
For additional information and the definition of “Comparable Government Bond Rate” and other relevant definitions, see “Description of Notes—Optional Redemption” in this prospectus supplement.
Additional Amounts
In the event that any withholding or deduction from or on payments on or in respect of the notes for or on account of any Taxes (as defined herein) is required by the United States (as defined herein) or any political subdivision or taxing authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), Realty Income will, subject to certain exceptions and limitations, pay, as additional interest on the notes, such additional amounts (“Additional Amounts”) as will result in receipt by each holder of a note that is not a United States Person (as defined herein) of such amounts as would have been received by such holder had no such withholding or deduction been required. For additional information, including a description of the exceptions and limitations referred to above and the definitions of “Taxes,” “United States” and “United States Person”, see “Description of Notes—Payment of Additional Amounts” in this prospectus supplement.
Tax Redemption
If, due to certain changes in, among other things, the laws of any Relevant Taxing Jurisdiction in the United States (or the official position regarding the application of such laws), Realty Income becomes or will become obligated to pay Additional Amounts or any act is taken by a Relevant Taxing Jurisdiction that results in a substantial probability that Realty Income will or may be required to pay Additional Amounts, and Realty Income determines that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to it, then, Realty Income may, at its option, redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest on the notes to the applicable redemption date. For additional information, including the definition of “United States,” see “Description of Notes—Redemption for Changes in Taxes” and “Description of Notes—Payment of Additional Amounts” in this prospectus supplement.
Currency of Payment
Investors purchasing notes in this offering will be required to pay for those notes in GBP. All payments of principal of, and premium, if any, and interest on, and Additional Amounts, if any, in respect of, the notes will be made in GBP; provided that, if GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until GBP is again available to us; and provided, further, that payments on the notes may also be made in a currency other than GBP under certain other circumstances which would apply only after we had effected defeasance or covenant defeasance of the notes. See “Description of Notes—Issuance in GBP” and ‘‘Description of Notes—Discharge, Defeasance and Covenant Defeasance of the Notes’’ in this prospectus supplement and “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. See, also, “Risk Factors—An investment in the notes by a purchaser whose home currency is not GBP entails significant risks”, “Risk Factors—The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances” and “Currency Conversion” in this prospectus supplement for additional information.
Listing
We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the date on which the notes are originally issued. If such a listing is obtained, we have no obligation to maintain such listing and may delist the notes at any time. Currently there is no established trading market for the notes and there can be no assurance that a trading market will develop. See “Risk Factors—An active trading market may not develop or be maintained for the notes” in this prospectus supplement.
Form and Denominations
The notes will be issued in the minimum denomination of £100,000 and integral multiples of £1,000 in excess thereof. The notes will be issued in fully registered form, without interest coupons, and evidenced by one or more global notes (collectively, the “Global Note”) in book-entry form. The Global Note will be registered in the name of a nominee of, and deposited with or on behalf of, a common depositary (the “common depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). Except in the limited circumstances described under “Description of Notes—Certificated Notes” in this prospectus supplement, owners of beneficial interests in the Global Note will not be entitled to have notes registered in their names and will not receive or be entitled to receive notes in definitive certificated form. Investors may hold their beneficial interests in the Global Note directly through Euroclear or Clearstream if they have an account with Euroclear or Clearstream or indirectly through organizations which have accounts with Euroclear or Clearstream. See “Description of Notes—Book-Entry System.”
Governing Law
The Indenture is and the notes will be governed by the laws of the state of New York.
Trustee
The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York)
Paying Agent; Transfer Agent
The Bank of New York Mellon, London Branch will be the paying agent for the notes. The Bank of New York Mellon Trust Company, N.A. will be the transfer agent for the notes.

Certain U.S. Federal Income Tax Considerations
For a discussion of certain material United States federal income tax considerations regarding our company and an investment in the notes offered by this prospectus supplement, please see “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and Exhibit 99.1 to our Current Report on Form 8-K that we filed with the Securities and Exchange Commission (“SEC”) on August 5, 2020 (pursuant to Item 8.01 of Form 8-K) (the “August 2020 Form 8-K”).
Risk Factors
An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, before making a decision to invest in the notes.
Conflicts of Interest
As described above under “Use of Proceeds,” we intend to use net proceeds from this offering to, among other things, repay borrowings outstanding under our revolving credit facility and to settle an outstanding foreign exchange swap agreement and use the proceeds therefrom to repay commercial paper. Affiliates of most of the underwriters participating in this offering are lenders under our revolving credit facility and some of the underwriters or their affiliates are dealers under our commercial paper program or may hold positions in our commercial paper. To the extent we use net proceeds from this offering to repay bank borrowings, commercial paper or other indebtedness of ours held by any of the underwriters or their affiliates, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust. For additional information, see “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

RISK FACTORS
In evaluating an investment in the notes, you should carefully consider the following risk factors and the risk factors described under the captions “Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference therein and, if applicable, any free writing prospectus we may provide you in connection with this offering. As used under the captions “Risk Factors” in this prospectus supplement, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in our Annual Report on Form 10-K for the year ended December 31, 2019, references to our capital stock include both our common stock and any class or series of our preferred stock that we may issue, references to our stockholders include holders of our common stock and holders of any class or series of our preferred stock that we may issue, and references to our debt securities include the notes offered hereby and references to holders of our debt securities include holders of the notes offered hereby, in each case unless otherwise expressly stated or the context otherwise requires.
The COVID-19 pandemic has disrupted our operations and is expected to continue to have an adverse effect on our business, results of operations, financial condition and liquidity.
In late 2019, COVID-19 was first reported in Wuhan, China, and on March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has spread globally and has led governments and other authorities around the world, including federal, state and local authorities in the United States and elsewhere, to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter-in-place orders.
The COVID-19 pandemic has had, and other pandemics in the future could have, repercussions across global economies and financial markets. The COVID-19 pandemic and the measures taken to limit its spread have adversely impacted regional, national and global economic activity and have contributed to significant volatility and negative pressure in financial markets. The impact of the COVID-19 pandemic has been rapidly evolving and, as cases of COVID-19 have continued to increase and be identified, many countries, including the United States and United Kingdom, have reacted by, among other things, instituting quarantines and restricting travel. Many national, state and local governments, including in areas where we own properties, have also reacted by instituting quarantines, restrictions on travel, shelter-in-place orders, restrictions on types of business that may continue to operate, school closures, limitations on attendance at events or other gatherings, and social distancing requirements, and additional national, state and local governments may implement similar restrictions.
As a result, the COVID-19 pandemic and the measures taken to limit its spread are negatively impacting the global, national and regional economies generally and many industries, directly or indirectly, and those impacts are likely to continue and may increase in severity, including potentially triggering a prolonged period of negative or limited economic growth. Factors that have contributed or may contribute to the adverse impact of the COVID-19 pandemic and the measures taken to limit its spread on the business, results of operations, financial condition and liquidity of us and our tenants include, without limitation, the following:
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A complete or partial closure of, or other operational limitations or issues at, properties operated by our tenants resulting from government action (including quarantine, shelter-in-place or similar orders requiring that people remain in their homes) or tenant action;

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Reduced economic activity, the deterioration in our or our tenants’ ability to operate in affected areas and any delays in the supply of products or services to our tenants may impact certain of our tenants’ businesses, results of operations, financial condition and liquidity and may cause certain of our tenants to be unable to meet their obligations to us in full, or at all, and to seek, whether through negotiation, restructuring or bankruptcy, reductions or deferrals in their rent payments and other obligations to us or early termination of their leases;

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We may experience difficulties in leasing, selling or redeveloping vacant properties or renewing expiring or terminated leases on terms we consider acceptable, or at all;

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We may experience difficulty accessing the bank lending, capital markets and other financial markets on attractive terms, or at all, and a severe disruption or instability in the national or global financial markets or deterioration in credit and financing conditions may adversely affect our cost of capital, our access to capital to acquire additional properties necessary to grow our business and to fund our business operations, our ability to pay dividends on our common stock, our ability to pay the principal of and interest on our indebtedness, including the notes offered by this prospectus supplement, and our other liabilities on a timely basis, and our tenants’ ability to fund their business operations and meet their obligations to us and others;

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The financial impact of the COVID-19 pandemic could negatively impact our credit ratings, the interest rates on our borrowings, and, if the COVID-19 pandemic continues for an extended period of time, our future compliance with financial covenants under our credit facility and other debt instruments, which could result in a default and potentially an acceleration of indebtedness, any of which could negatively impact our ability to make additional borrowings under our revolving credit facility, to sell commercial paper notes under our commercial paper program or incur other indebtedness, and pay dividends on our common stock and to pay the principal of and interest on our indebtedness, including the notes offered by this prospectus supplement, and our other obligations when due;

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The impact of the COVID-19 pandemic on the market value of our properties may require that we incur impairment charges, asset write-downs or similar charges;

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The impact on the ability of our employees, including members of our management team or board of directors, to fulfill their duties to us as a result of the COVID-19 pandemic, either as a result of measures taken to limit its spread or as a result of infection; and

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A general decline in business activity and demand for real estate transactions could adversely affect our ability to grow our portfolio of properties.

The extent to which the COVID-19 pandemic continues to impact our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or limit its impact, and the direct and indirect economic effects of the pandemic and containment measures. To date, the COVID-19 pandemic and the measures taken to limit its spread have adversely impacted and may continue to adversely impact, among other things, the ability of a number of our tenants’ to generate adequate, or in certain cases, any revenue from their businesses, the ability or willingness of many of our tenants to pay rent in full, or at all, or on a timely basis, and our ability to collect rent from our tenants. It may also adversely impact our ability to enforce remedies for the failure to pay rent, our occupancy levels, our ability to acquire properties or complete construction projects, and may otherwise negatively affect our business.
In addition, most of our tenants operate retail businesses that depend on customer traffic. As a result, conditions that lead to a decline in customer traffic (including quarantine, shelter-in-place or similar orders requiring that people remain in their homes or orders requiring business closures) have had and so long as those conditions continue to exist will continue to have an adverse effect on the business, results of operations, financial condition and liquidity of a number of our tenants, and their willingness or ability to pay rent, to renew expiring leases or to enter into new leases on terms favorable to us, or at all.
As a result of the foregoing, we cannot predict the number of tenants that will not pay rent in the future, nor can we predict whether tenants who have paid rent in the past will continue to do so or whether tenants who have deferred rent will pay such rent in the future. As the COVID-19 pandemic continues, tenants may cease to pay their rent obligations to us in full or at all, and tenants may elect not to renew their leases, seek to terminate their leases, seek relief from their leases (including through negotiation, restructuring or bankruptcy), or decline to renew expiring leases or enter into new leases, all of which may adversely impact our rental revenue and occupancy rates, generate additional expenses, result in impairment charges or other write-downs of assets, and adversely impact our results of operations, financial condition and liquidity. In addition, as we believe to be the case with many retail landlords, we have received many short-term rent relief requests, most often in the form of rent deferral requests, or requests for further discussion from tenants. Collections and rent relief requests to-date may not be indicative of collections or requests in any future period.
Likewise, the deterioration of global economic conditions as a result of the pandemic may ultimately lead to a further decrease in occupancy levels and rental rates across our portfolio as tenants reduce or defer their spending, institute restructuring plans or file for bankruptcy. Some of our major tenants have experienced temporary closures of some or all of their properties or have substantially reduced their operations in response to the COVID-19 pandemic, and additional tenants may do so in the future. In addition, the measures taken to prevent the spread of COVID-19 (including quarantine, shelter-in-place or similar orders requiring that people remain in their homes) have led and may lead to further closures, or other operational issues at our properties, or delays in acquisition activities, construction projects, and other corporate actions, all of which may materially adversely impact our operations.
In addition, in light of the uncertain and rapidly evolving situation relating to the COVID-19 pandemic, we have taken certain precautionary measures within our organization intended to help reduce the risk of the virus to our employees, our tenants, and the communities in which we operate, including the following:
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We have instructed all of our employees to work remotely;

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We have suspended all non-essential travel worldwide for our employees; and

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We have suspended employee attendance at industry events and in-person work-related meetings.

While we anticipate that the foregoing measures are temporary, we cannot predict the specific duration for which these precautionary measures will stay in effect, and we may elect to take additional measures as the information available to us continues to develop. These actions, and any future actions we may take in response to the COVID-19 pandemic, could further negatively impact our business, financial condition, results of operations and liquidity.
For the foregoing reasons, we expect that the impact of the COVID-19 pandemic and related containment measures, including the impact on regional, national and global economies, will likely adversely affect our business, results of operations, financial condition and liquidity, and, given unpredictability of the scope, severity and duration of the pandemic, such impacts may be material.
To the extent the COVID-19 pandemic and related containment measures continue to adversely affect regional, national and global economic conditions and financial markets, as well as the business, results of operations, financial conditions and liquidity of us and our tenants, it may also have the effect of heightening many of the risks described elsewhere in this “Risk Factors” section and many of the risks described under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, including the risks resulting from our significant indebtedness; our need to generate sufficient cash flows to service our indebtedness, to pay dividends on our common stock, to pay the principal of and interest on our indebtedness, including the notes offered hereby, and provide for our other cash needs; our ongoing need for external financing; our ability to access borrowings under our credit facility and to sell notes under our commercial paper program; our ability to comply with the covenants contained in the agreements that govern our indebtedness; our dependency on key personnel; and the impact of negative market conditions or adverse events on our tenants. In addition, in light of the COVID-19 pandemic and the measures taken to limit its spread, our historical information regarding our business, properties, results of operations, financial condition or liquidity may not be representative of the future results of operations, financial condition, liquidity or other financial or operating results of us, our properties or our business.
We are subject to risks associated with debt and capital stock financing.
We intend to incur additional indebtedness in the future, including borrowings under our $3.0 billion unsecured revolving credit facility and our $1.0 billion commercial paper program. The credit agreement governing our revolving credit facility also governs our $250.0 million unsecured term loan facility due March 2024. At June 30, 2020, we had $628.6 million of outstanding borrowings under our revolving credit facility (including £329.5 million of GBP-denominated borrowings), a total of $6.64 billion of outstanding unsecured senior debt securities (excluding unamortized net original issuance premiums of $3,000 and deferred financing costs of $38.5 million), $250.0 million of borrowings outstanding under our term loan facility (excluding deferred financing costs of $742,000) and $393.7 million of outstanding mortgage debt (excluding net mortgage premiums of $2.3 million and deferred financing costs of $1.1 million on this mortgage debt), and we issued an additional $350 million aggregate principal amount of senior unsecured notes in July 2020. At September 15, 2020, we had approximately $225.0 million of outstanding borrowings under our revolving credit facility (consisting entirely of £174.7 million of GBP-denominated borrowings) and $300.0 million commercial paper borrowings outstanding. Our revolving credit facility grants us the option, subject to obtaining lender commitments and other customary conditions, to expand the borrowing limits thereunder to up to $4.0 billion. In addition, in August 2020, we established an unsecured commercial paper note program under which we may offer and sell up to $1.0 billion of commercial paper at any time. We use our $3.0 billion revolving credit facility as a liquidity backstop for the repayment of notes issued under the commercial paper program. Specifically, we intend to maintain unused borrowing capacity under our revolving credit facility equal to the aggregate principal amount of borrowings outstanding under our commercial paper program from time to time. We also may in the future enter into amendments and restatements of our current revolving credit facility and term loan facility, or enter into new revolving credit facilities or term loan facilities, and any such amended, restated or replacement revolving credit facilities or term loan facilities may increase the amounts we are entitled to borrow, subject to customary conditions, compared to our current revolving credit facility and term loan facility, or we may incur other indebtedness. We may also in the future increase the size of our commercial paper program. To the extent that new indebtedness is added to our current debt levels, the related risks that we now face would increase. As a result, we are and will be subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to make required payments on our debt, including the notes offered hereby. We also face variable interest rate risk as the interest rates on our revolving credit facility, our term loan and some of our mortgage debt are variable and could therefore increase over time. In addition, commercial paper borrowings are short-term obligations and the interest rate on newly issued commercial paper varies according to market conditions at the time of issuance. We also face the risk that we may be unable to refinance or repay our debt, including the notes offered hereby, as it comes due. Given past disruptions in the financial markets and ongoing global financial uncertainties, including the impact of COVID-19 and of the United Kingdom’s withdrawal from the European Union (“Brexit”), we also face the risk that one or more of the participants in our revolving credit facility may not be able to lend us money.
In addition, our revolving credit facility, our term loan facility and our mortgage loan documents contain provisions that could limit or, in certain cases, prohibit the payment of dividends and other distributions to holders of our common stock and any outstanding preferred stock. In particular, our revolving credit facility and our $250.0 million term loan facility, which are governed by the same credit agreement, provide that, if an event of default (as defined in the credit agreement) exists, we may not pay any dividends or make other distributions on (except distributions payable in shares of a given class of our stock to the stockholders of that class), or repurchase or redeem, among other things, any shares of our common stock or any outstanding preferred stock, during any period of four consecutive fiscal quarters in an aggregate amount in excess of the greater of:
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the sum of (a) 95% of our adjusted funds from operations (as defined in the credit agreement) for that period plus (b) the aggregate amount of cash distributions made to holders of our outstanding preferred stock, if any, for that period, and

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the minimum amount of cash distributions required to be made to our stockholders in order to maintain our status as a REIT for federal income tax purposes and to avoid the payment of any income or excise taxes that would otherwise be imposed under specified sections of the Internal Revenue Code of 1986, as amended, or the Code, on income we do not distribute to our stockholders, except that we may repurchase or redeem shares of our outstanding preferred stock, if any, with net proceeds from the issuance of shares of our common stock or preferred stock. The credit agreement further provides that, in the event of a failure to pay principal, interest or any other amount payable thereunder when due or upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us or with respect to one or more of our subsidiaries that in the aggregate meet a significance test set forth in the credit agreement, we and our subsidiaries (other than our wholly-owned subsidiaries) may not pay any dividends or make other distributions on (except for (a) distributions payable in shares of a given class of our stock to the stockholders of that class and (b) dividends and distributions described in the second bullet point above), or repurchase or redeem, among other things, any shares of our common stock or preferred stock. If any such event of default under the credit agreement were to occur, it would likely have a material adverse effect on the market price of our outstanding common stock and any outstanding preferred stock and on the market value of our debt securities, including the notes offered hereby, could limit the amount of dividends or other distributions payable to holders of our common stock and any outstanding preferred stock or the amount of interest and principal we are able to pay on our indebtedness, including the notes offered hereby, or prevent us from paying those dividends, other distributions, interest or principal altogether, and may adversely affect our ability to qualify, or prevent us from qualifying, as a REIT.
Our indebtedness could also have other important consequences to holders of our common stock, any outstanding preferred stock and our debt securities, including the notes offered hereby, including:
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Increasing our vulnerability to general adverse economic and industry conditions;

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Limiting our ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

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Requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

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Limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

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Putting us at a disadvantage compared to our competitors with less indebtedness.

If we default under a credit facility, loan agreement or other debt instrument, the lenders will generally have the right to demand immediate repayment of the principal and interest on all of their loans and, in the case of secured indebtedness, to exercise their rights to seize and sell the collateral. Moreover, a default under a single loan or debt instrument may trigger cross-default or cross-acceleration provisions in other indebtedness and debt instruments, giving the holders of such other indebtedness and debt instruments similar rights to demand immediate repayment and to seize and sell any collateral.
Although these notes are referred to as “senior” notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness.
The notes offered hereby will be our obligations exclusively and will not be the obligations of, or guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. As a result, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that may in the future guarantee any indebtedness outstanding under our revolving credit facility or $250.0 million term loan facility, the lenders under those facilities) will generally be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be effectively subordinated in right of payment to all existing and future secured debt of that subsidiary (to the extent of the value of the collateral pledged as security therefor) and would be subordinated in right of payment to any existing and future indebtedness of the subsidiary senior to that held by us. As of June 30, 2020, our subsidiaries had approximately $443.2 million of total indebtedness and other liabilities outstanding (excluding liabilities owed to us and other intercompany liabilities, below-market lease liabilities, and operating lease liabilities) and we (including our subsidiaries) had approximately $393.7 million of secured indebtedness outstanding (excluding unamortized premiums and deferred financing costs). None of our subsidiaries currently guarantees our borrowings outstanding under our revolving credit facility or under our $250.0 million term loan facility or borrowings under our $1.0 billion commercial paper program.

However, under our revolving credit facility and our $250.0 million term loan facility, if any of our subsidiaries guarantees or otherwise becomes obligated with respect to any of our or any of our subsidiaries’ other existing or future indebtedness (subject to limited exceptions), then any such subsidiary would be required to become a guarantor under those facilities. Furthermore, we may voluntarily cause any of our subsidiaries to become a guarantor under our revolving credit facility and our $250.0 million term loan facility to the extent we consider appropriate to remain in compliance with certain covenants under these facilities. Although the Indenture under which the notes will be issued and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.
The notes are unsecured and therefore will be subordinated in right of payment to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy, liquidation or similar proceeding involving us, our assets which serve as collateral for our secured indebtedness must first be applied to repay our secured indebtedness before being applied to pay any of our other indebtedness or liabilities, including the notes offered hereby. Likewise, in the event of a bankruptcy, liquidation or similar proceeding involving any of our subsidiaries, any assets of that subsidiary that serve as collateral for its secured indebtedness must first be applied to repay such secured indebtedness before being applied to pay any of its other indebtedness or liabilities or, if applicable, being provided to us. As of September 15, 2020, we (including our subsidiaries) had approximately $357.4 million of secured indebtedness outstanding (excluding unamortized premiums and deferred financing costs). Further, we may be required, under certain limited circumstances, to post cash collateral under our revolving credit facility. Our revolving credit facility includes a facility for the issuance of standby letters of credit for our account, which letters of credit are to be issued by two of the lenders that are party to the revolving credit facility. Each other lender that is a party to the revolving credit facility is obligated to reimburse such lenders if letters of credit are drawn upon, in an amount (the “L/C Reimbursement Amount”) that is proportionate to its commitment to make loans under the revolving credit facility. If any lender defaults in any funding obligation it has under the revolving credit facility or becomes subject to a bankruptcy or insolvency proceeding, then we are required to immediately put up cash collateral in an amount equal to the L/C Reimbursement Amount of that lender. In addition, we may be required to put up cash collateral if we extend the term of letters of credit available under our revolving credit facility beyond the facility’s expiration date.
An active trading market may not develop or be maintained for the notes.
The notes are a new issue of securities with no established trading market. Although we intend to apply for listing of the notes for trading on NYSE, no assurance can be given that the notes will become or will remain listed. The listing application will be subject to approval by the NYSE. Such listing may not be obtained, and the failure to obtain such listing will not be an event of default under the notes or the Indenture. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. In addition, although the underwriters may make a market for the notes after we complete this offering, they have no obligation to do so. There can be no assurance that the underwriters will make a market for the notes or, if they do, that any such market will not be discontinued at any time without notice.
The liquidity of any market for the notes that may develop, and the price at which you may be able to sell your notes should any such market develop, will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the notes, our credit ratings, our financial condition and results of operations, the prospects for us and other companies in our industry generally, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. We cannot assure you that any trading market for the notes will develop or, if developed, will continue, or as to the liquidity of any trading market for the notes that may develop or as to the price you may receive should you wish to resell any notes you acquire in this offering. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot assure you that you will be able to sell any of the notes you may purchase in this offering at a particular time, whether at a price you consider acceptable, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

Negative market conditions or adverse events affecting our existing or potential tenants or the industries in which they operate could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, which could adversely affect our cash flow from operations and inhibit growth.
Cash flow from operations depends in part on our ability to lease space to tenants on economically favorable terms and to collect rent from tenants on a timely basis. We could be adversely affected by various facts and events over which we have limited or no control, such as:
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Lack of demand in areas where our properties are located;

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Inability to retain existing tenants and attract new tenants;

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Oversupply of space and changes in market rental rates;

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Declines in our tenants’ creditworthiness and ability to pay rent, which may be affected by their operations, economic downturns and competition within their industries from other operators;

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Defaults by and bankruptcies of tenants, failure of tenants to pay rent on a timely basis, or failure of tenants to comply with their contractual obligations;

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The current COVID-19 pandemic (see “Risk Factors—The COVID-19 pandemic has disrupted our operations and is expected to continue to have an adverse effect on our business, results of operations, financial condition and liquidity.” above) or other pandemics or outbreaks of illness, disease or virus that affect countries or regions in which our tenants and their parent companies operate or in which our properties or corporate headquarters are located;

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Economic or physical decline of the areas where the properties are located; and

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Deterioration of physical condition of our properties.

At any time, any tenant may experience a downturn in its business that may weaken its operating results or overall financial condition. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Any tenant bankruptcy or insolvency, leasing delay or failure to make rental payments when due could result in the termination of the tenant’s lease and material losses to us.
If tenants do not renew their leases as they expire, we may not be able to rent or sell the properties. Furthermore, leases that are renewed, and some new leases for properties that are re-leased, may have terms that are less economically favorable than expiring lease terms, or may require us to incur significant costs, such as renovations, tenant improvements or lease transaction costs. Negative market conditions may cause us to sell vacant properties for less than their carrying value, which could result in impairments. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to our stockholders and service our indebtedness, including the notes offered hereby. A significant portion of the costs of owning property, such as real estate taxes, insurance and maintenance, are not necessarily reduced when circumstances cause a decrease in rental revenue from the properties. In a weakened financial condition, tenants may not be able to pay these costs of ownership and we may be unable to recover these operating expenses from them.
Further, the occurrence of a tenant bankruptcy or insolvency could diminish the income we receive from the tenant’s lease or leases. In addition, a bankruptcy court might authorize the tenant to terminate its leases with us. If that happens, our claim against the bankrupt tenant for unpaid future rent would be subject to statutory limitations that most likely would result in rent payments that would be substantially less than the remaining rent we are owed under the leases or we may elect not to pursue claims against a tenant for terminated leases. In addition, any claim we have for unpaid past rent, if any, may not be paid in full, or at all. Moreover, in the case of a tenant’s leases that are not terminated as the result of its bankruptcy, we may be required or elect to reduce the rent payable under those leases or provide other concessions, reducing amounts we receive under those leases. As a result, tenant bankruptcies may have a material adverse effect on our results of operations and financial condition. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to stockholders and service our indebtedness, including the notes offered hereby.

At June 30, 2020, 101 of our properties were available for lease or sale. At June 30, 2020, 126 of our properties under lease were unoccupied and available for sublease by the tenants, all of which were current with their rent and other obligations. For the quarter ended June 30, 2020, no single tenant, or group of tenants in the same industry, accounted for more than 10.0% of our rental revenue, except as described in the next paragraph.
As of June 30, 2020, our tenants in the “convenience store” industry accounted for approximately 12.0% of our rental revenue. A downturn in this industry could have a material adverse effect on our financial position, results of operations, our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common stock and any outstanding preferred stock.
Individually, each of the other industries in our property portfolio accounted for less than 10% of our rental revenue for the quarter ended June 30, 2020. Nevertheless, downturns in these industries could also adversely affect our tenants, which in turn could also have a material adverse effect on our financial position, results of operations and our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common stock and any outstanding preferred stock.
In addition, some of our properties are leased to tenants that may have limited financial and other resources, and therefore, they are more likely to be adversely affected by a downturn in their respective businesses, including any downturns that have resulted or may result from the COVID-19 pandemic, or in the regional, national, or international economy.
Furthermore, we have made and may continue to make selected acquisitions of properties that fall outside our historical focus on freestanding, single-tenant, net-lease retail locations in the United States. We may be exposed to a variety of new risks by expanding into new property types and/or new jurisdictions outside the United States and properties leased to tenants engaged in non-retail businesses. These risks may include limited experience in managing certain types of new properties, new types of real estate locations and lease structures, and the laws and culture of non-United States jurisdictions.
The notes are subject to early redemption.
As described under “Description of Notes—Optional Redemption,” we may at our option redeem the notes any time in whole, or from time to time in part, at the redemption prices described under such caption. In addition, as described under “Description of Notes—Redemption for Changes in Taxes,” we may also redeem the notes at our option, in whole but not in part, at the redemption price described under such caption in the event of certain changes in United States taxation.
Consequently, your notes may be redeemed at times when prevailing interest rates are lower than the effective interest rate paid on your notes. As a result, we cannot assure you that you will be able to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and that has a similar level of investment risk.
We are subject to risks related to recent proposals for reform regarding LIBOR.
Certain of our existing debt instruments and other financial arrangements, including our $3.0 billion revolving credit facility and our $250.0 million term loan facility, provide for borrowings to be made at variable interest rates that use the London Interbank Offered Rate, or LIBOR (or metrics derived from or related to LIBOR), as a benchmark for establishing the interest rate applicable to outstanding borrowings thereunder, and we may incur additional indebtedness or enter into new financial arrangements that use LIBOR as a benchmark for establishing the interest rate for borrowing thereunder. In 2017, the United Kingdom’s Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. These reforms are expected to cause LIBOR to cease to exist and the adoption of alternative reference rates. While our revolving credit facility and our term loan facility include provisions for establishing alternative reference rates in the event LIBOR shall no longer be available, the consequences of the adoption of any such alternative reference rates cannot be predicted and could have an adverse impact on the market value for or value of LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to us and could also affect interest rates and other financing costs under our debt instruments and other financial arrangements, any of which could adversely affect our results of operations and financial condition.
An investment in the notes by a purchaser whose home currency is not GBP entails significant risks.
Investors purchasing notes in this offering will be required to pay for those notes in GBP and all payments on the notes will be made in GBP, subject to certain limited exceptions as described below under the risk factor captioned “—The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances” and under the captions “Description of Notes—Issuance in GBP” and ‘‘Description of Notes—Discharge, Defeasance and Covenant Defeasance of the Notes’’ in this prospectus supplement and “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. An investment in the notes by an investor whose home currency (which term includes the currency of the country in which such investor is a resident and the currency in which such investor conducts its business and affairs) is not GBP entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and GBP and the possibility of the imposition or subsequent modification of foreign exchange controls and tax consequences as a result of any foreign exchange gains resulting from an investment in the notes. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between GBP and certain other currencies have been highly volatile and investors should be aware that volatility may occur in the future. In particular, Brexit has created uncertainty regarding the political and economic outlook of the United Kingdom and the European Union, and could lead to a sustained increase in volatility in exchange rates between GBP and other currencies in the near term. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the GBP against an investor’s home currency would result in a decrease in the effective yield of the notes and, in certain circumstances, could result in a loss to the investor. Investment in the notes may also have important tax consequences as a result of any foreign currency exchange gains or losses and prospective investors should carefully review the information appearing under the caption ‘‘Supplemental U.S. Federal Income Tax Consequences’’ in this prospectus supplement.
As noted in the immediately preceding paragraph, the notes may become payable in a currency other than GBP in certain limited circumstances. If that were to occur, an investor whose home currency is not the currency in which the notes are payable would be subject to risks similar to those described in the immediately preceding paragraph, as well as the additional risks described below under “—The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances.”
The description of foreign currency risks in this risk factor and elsewhere in this prospectus supplement does not describe all the risks of an investment in securities denominated in a currency other than an investor’s home currency. Investors should consult their own financial and legal advisors as to the risks involved in an investment in the notes.
Trading in Clearstream and Euroclear is subject to minimum denomination requirements.
The terms of the notes provide that notes will be issued in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. It is possible that Clearstream and Euroclear may process trades which could result in investors owning beneficial interests in the Global Note in denominations smaller than the minimum denomination or in denominations which, although in excess of the minimum denomination of £100,000, are not integral multiples of £1,000. If definitive notes are required to be issued in exchange for beneficial interests in the Global Note under the limited circumstances described under “Description of Notes—Certificated Notes” in this prospectus supplement, a beneficial owner who does not own notes in the minimum denomination of £100,000 or any integral multiple of £1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement, and then will only receive definitive notes for that portion of its holdings that is £100,000 or an integral multiple of £1,000 in excess thereof.

The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances.
The notes will be denominated and payable in GBP. However, if the GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until the GBP is again available to us. In such circumstances, the amount payable on any date in GBP will be converted into U.S. dollars at an exchange rate determined as described under the caption “Description of Notes—Issuance of GBP” in this prospectus supplement. Such exchange rate will generally be determined on the second Business Day (as defined under “Description of Notes—General” in this prospectus supplement) prior to the relevant payment date. However, if the applicable U.S. dollar/GBP exchange rate is not available as of any such day, the then most recently available exchange rate will be used. For additional information, see “Description of Notes—Issuance in GBP” in this prospectus supplement.
Similarly, if we were to deposit funds and/or Government Obligations (as defined) denominated in GBP to effect defeasance or covenant defeasance of the notes as described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus and, thereafter, the notes become payable in a currency other than GBP as the result of a Conversion Event (as defined) as described under such caption, then the indebtedness represented by the notes will be deemed to have been, and will be, fully discharged and satisfied through the payment of principal of, and premium, if any, and interest on, the notes as they become due out of the proceeds yielded by converting the funds or Government Obligations so deposited into the currency in which the notes shall have become payable based on the applicable market exchange rate for such currency in effect on the second business day (as defined in the Indenture) prior to each payment date. For purposes of the notes, a Conversion Event means, in general, the cessation of use of GBP both by the government of the country which issued GBP and for the settlement of transactions by a central bank or other public institutions of or within the international banking community. For additional information, including the definition of “Conversion Event” and “Government Obligations,” see “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus and ‘‘Description of Notes—Discharge, Defeasance and Covenant Defeasance of the Notes” in this prospectus supplement.
The exchange rate used to convert GBP into the applicable currency under the the circumstances described in the two immediately preceding paragraphs may be materially less favorable to investors than the exchange rate in effect at the time the notes were first issued. Moreover, if an exchange rate for conversion of GBP into the relevant currency is not available at the time any payment is due on the notes, then the most recently available exchange rate may be used and remain in effect until such time, if ever, that such exchange rate again becomes available.
Any circumstances that result in our making payments on the notes in a currency other than GBP, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes. Additionally, any circumstance that results in our making payments on the notes in a currency other than GBP would expose investors whose home currency is not that currency to risks similar to those discussed above under “—An investment in the notes by a purchaser whose home currency is not GBP entails significant risks.”
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The Indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in GBP. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A U.S. federal court in New York presiding over a dispute arising in connection with the notes may apply the foregoing New York law or in certain circumstances may render the judgment in U.S. dollars.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S.

federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of GBP into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
As a result, investors will be subject to the risk that the rate of exchange at the time a judgment is rendered will be less favorable than the rates of exchange in effect prior to that time. In addition, if the notes were to become payable in a currency other than GBP or U.S. dollars under the circumstances described under “Description of Notes—Discharge, Defeasance and Covenant Defeasance of the Notes” in this prospectus supplement, investors would generally be subject to risks similar to those described above with respect to the currency in which the notes become payable.
Because ownership interests in the Global Note will be held through Euroclear and Clearstream, investors will have to rely on their procedures for transfer, payment and communication with us.
The notes will be issued in book-entry form and represented by the Global Note except in certain limited circumstances described under “Description of Notes—Certificated Notes” in this prospectus supplement. The Global Note will be deposited with a common depositary for Euroclear and Clearstream. Except in limited circumstances described herein, investors will not be entitled to receive definitive notes in exchange for their interests in the Global Note. Euroclear and Clearstream will maintain records of the beneficial interests in the Global Note and, while the notes are in global form, investors will be able to trade their beneficial interests only through Euroclear and Clearstream, if they have an account with Euroclear or Clearstream, or indirectly through organizations which have accounts with Euroclear or Clearstream.
While the notes are represented by the Global Note, we will discharge our payment obligations under the notes by making payments to or to the order of a nominee of a common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in the Global Note must rely on the procedures of Euroclear and Clearstream and, if they do not have an account with Euroclear or Clearstream, on the procedures of the organizations through which such holder owns its beneficial interest in the notes to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Note.
Holders of beneficial interests in the Global Note will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are permitted to do so pursuant to the terms of the Indenture and enabled in accordance with the applicable procedures of Euroclear and Clearstream to appoint appropriate proxies.
Uncertainty regarding the effects of Brexit could adversely affect the price of the notes.
The ongoing negotiations surrounding the United Kingdom’s exit from the European Union have yet to provide clarity on what the outcome will be for the United Kingdom or Europe. The unavoidable uncertainties and events related to Brexit could negatively affect taxes and costs of business, cause volatility in currency exchange rates, interest rates, and European, United Kingdom or worldwide political, regulatory, economic or market conditions, and contribute to instability in political institutions, regulatory agencies, and financial markets. Brexit could also lead to legal uncertainty and politically divergent national laws and regulations as a new relationship between the United Kingdom and the European Union is defined and the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit, and others that cannot be anticipated, could adversely affect the price, the value or the applicable exchange rates of the notes.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference therein contain, and any free writing prospectus we may provide you in connection with this offering contains or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering, the words “estimated,” “anticipated,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations, financial condition or prospects (including, without limitation, estimated and future funds from operations and normalized and adjusted funds from operations and net income, estimated initial cash lease yields and initial weighted average cash lease yields, estimated square footage of properties under development or expansion, the timing and terms of potential or planned acquisitions, statements regarding the payment, dependability and amount of and potential increases in future common stock dividends, statements regarding future cash flow or cash generation and statements regarding our ability to meet our liquidity needs). Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:
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our access to capital and other sources of funding;

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our anticipated growth strategies;

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our intention to acquire additional properties and the timing of these acquisitions;

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our intention to sell properties and the timing of these property sales;

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our intention to re-lease vacant properties;

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anticipated trends in our business, including trends in the market for long-term net leases of freestanding, single-tenant properties;

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future expenditures for development projects; and

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the impact of the COVID-19 pandemic, or future pandemics, on us, our business, our tenants, or the economy generally.

Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:
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our continued qualification as a real estate investment trust;

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general domestic and foreign business and economic conditions;

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competition;

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fluctuating interest and currency rates;

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access to debt and equity capital markets;

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continued volatility and uncertainty in the credit markets and broader financial markets;

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other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

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impairments in the value of our real estate assets;

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changes in income tax laws and rates;

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the continued evolution of the COVID-19 pandemic and the measures taken to limit its spread, and its impacts on us, our business, our tenants, or the economy generally;

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the timing and pace of reopening efforts at the local, state and national level in response to the COVID-19 pandemic;

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the outcome of any legal proceedings to which we are a party or which may occur in the future; and

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acts of terrorism and war.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in the section “Risk Factors” in this prospectus supplement, the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, and also include risks and other information discussed in those and other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus and that may be discussed in any free writing prospectus we may provide you in connection with this offering.
You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering. Those forward-looking statements are not guarantees of future performance and speak only as of the respective dates of those documents or, in the case of documents incorporated by reference in the accompanying prospectus, as of the respective dates those documents were filed with the SEC, and we undertake no obligation to update any information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering might not occur.

CURRENCY CONVERSION
Except under the limited circumstances described below in this paragraph, all payments of principal of, and premium, if any, and interest on, and Additional Amounts (as defined under “Description of Notes—Payments of Additional Amounts” in this prospectus supplement), if any, in respect of, the notes will be made in GBP; provided that if GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until GBP is again available to us. In such circumstances, the amount payable on any date in GBP will be converted into U.S. dollars at the exchange rate determined as described under “Description of Notes—Issuance in GBP”. In addition, payments in respect of the notes may also be made in a currency other than GBP under certain other circumstances (which would apply only after we effected defeasance or covenant defeasance of the notes) as described in this prospectus supplement under “Description of Notes—Discharge, Defeasance and Covenant Defeasance of the Notes” and in the accompanying prospectus under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance.” If the notes were to become payable in a currency other than GBP, the exchange rate used to convert GBP into the applicable currency may be materially less favorable than the rate in effect at the time the notes were originally issued or as might be determined by applicable law. In addition, any payment in respect of the notes made in a currency other than GBP under such circumstances will not constitute an event of default (as defined; see “Description of Notes—Events of Default” in this prospectus supplement) with respect to the notes under the Indenture.
Accordingly, investors will be subject to foreign exchange risks as to payments of principal of, premium, if any, and interest on, and Additional Amounts, if any, in respect of, the notes that may have important economic and tax consequences to them. See “Risk Factors—An investment in the notes by a purchaser whose home currency is not GBP entails significant risks”, “Risk Factors—The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances”, “Description of Notes—Issuance in GBP”, “Description of Notes—Discharge, Defeasance and Covenant Defeasance of the Notes” and “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement and “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.
On September 21, 2020, the GBP to U.S. dollar exchange rate was £1.00 = U.S. $1.2846, as announced as the noon buying rate by the Board of Governors of the U.S. Federal Reserve System.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement, after deducting the underwriting discount but before deducting estimated expenses payable by us, will be approximately £      million.
We intend to use the net proceeds we receive from this offering to repay GBP-denominated borrowings outstanding under our $3.0 billion revolving credit facility, to settle an outstanding GBP/USD foreign exchange swap arrangement and, to the extent not used for those purposes, to fund potential investment opportunities and for other general corporate purposes. On September 15, 2020, we had $225.0 million of outstanding borrowings under our revolving credit facility (consisting entirely of £174.7 million of GBP-denominated borrowings). As of September 15, 2020, we had a total of $532.5 million in cash and cash equivalents. Borrowings under our revolving credit facility were generally used to acquire properties. Our revolving credit facility matures in March 2023, but may, at our option, be extended by up to two six-month extensions, subject to certain terms and conditions. As of September 15, 2020, the weighted average interest rate on borrowings under the revolving credit facility was approximately 0.84% per annum. Borrowings under our revolving credit facility that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Upon settlement of the GBP/USD foreign exchange swap arrangement, we expect to receive $300.1 million in U.S. dollars upon our payment of £224.9 million, which we intend to use to repay borrowings under our $1.0 billion commercial paper program.As of September 15, 2020, we had $300.0 million of commercial paper outstanding. The outstanding commercial paper borrowings mature on October 1, 2020 and the interest rate on such borrowings is 0.265% per annum.
Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.
Our $3.0 billion revolving credit facility allows us to make and repay borrowings thereunder from time to time, subject to customary conditions, and we expect to make further borrowings under our revolving credit facility in the future. Our revolving credit facility grants us the option to increase the amount of borrowings available thereunder by up to $1.0 billion, subject to obtaining lender commitments and certain terms and conditions. The interest rates under our revolving credit facility are equal to a base interest rate (which is variable) plus a spread that is determined on the basis of the ratings assigned to our senior unsecured debt securities by credit rating agencies. As of September 15, 2020, the interest rate under our revolving credit facility was equal to LIBOR plus a spread of 0.775% with a facility commitment fee of 0.125%, for all in drawn pricing of 0.90% over LIBOR. The revolving credit facility provides that the interest rate ranges from: (i) LIBOR plus a spread of 1.45% if our credit rating is lower than BBB/Baa3 or if our senior unsecured debt is unrated to (ii) LIBOR plus a spread of 0.75% if our credit rating is A/A2 or higher. The interest rate on borrowings under our $250.0 million term loan facility is also subject to adjustment based on changes in our credit ratings. In addition, our revolving credit facility provides for a facility commitment fee based on our credit ratings, which ranges from: (i) 0.30% if our credit rating is lower than BBB-/Baa3 or if our senior unsecured debt is unrated, to (ii) 0.10% if our credit rating is A/A2 or higher. As of September 15, 2020, we were assigned the following investment grade corporate credit ratings on our senior unsecured notes: Moody’s Investors Service had assigned a rating of A3 with a “stable” outlook and Standard & Poor’s Ratings Group had assigned a rating of A- with a “stable” outlook. Based on these ratings, our interest rates under our revolving credit facility and our $250.0 million term loan facility are based on an A−/A3 credit rating. We also issue senior debt securities and may issue commercial paper notes from time to time and our credit ratings can impact the interest rates on these debt securities.
If our credit ratings change, the interest rates under our credit facilities and any other debt financing of ours that provides for changes in interest rates if our credit ratings change, and the commitment fees under our revolving credit facility, could increase or decrease. Likewise, the interest rates and commitment fees under our revolving credit facility and the interest rate on our $250.0 million term loan facility and some of our mortgage indebtedness are variable and changes in prevailing interest rates will result in changes in the interest rates under those borrowings and, in the case of our revolving credit facility, commitment fees, as well as the interest rates on commercial paper and debt securities we may issue and other borrowings we may make from time to time.

Credit ratings are not a recommendation to buy, sell or hold our debt securities (including the notes offered hereby) and are subject to revision or withdrawal at any time. The credit ratings assigned to us could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies and we cannot assure you that our ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, a rating is not a recommendation to buy, sell or hold our debt securities, including the notes offered hereby or our common stock. For information concerning the potential impact of COVID-19 on our credit ratings, see “Risk Factors—The COVID-19 pandemic has disrupted our operations and is expected to continue to have an adverse effect on our business, results of operations, financial condition and liquidity.”
Affiliates of most of the underwriters participating in this offering are lenders under our revolving credit facility and some of the underwriters or their affiliates are dealers under our commercial paper program or may hold positions in our commercial paper. To the extent we use net proceeds from this offering to repay bank borrowings, commercial paper or other indebtedness of ours held by the underwriters or any of their affiliates, those underwriters and affiliates will receive net proceeds from this offering through the repayment of that indebtedness. See “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF NOTES
A general description of some of the terms of the notes offered hereby appears in the accompanying prospectus. The following description of some of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities and the Indenture (as defined below) set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture describe certain terms and provisions of the notes and the Indenture and are not complete. These statements are qualified in their entirety by reference to the provisions of the notes, the officers’ certificate establishing the form and terms of the notes and the Indenture, including the definitions in the notes and Indenture of certain terms, and which have been or will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or as exhibits to the documents incorporated therein by reference and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company,” “Realty Income,” “our,” “we,” and “us” appearing under this caption “Description of Notes” and under the caption “Description of Debt Securities” in the accompanying prospectus mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the Indenture.
The notes will constitute a new series of our debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of October 28, 1998 (the “Indenture”) between Realty Income and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the “Trustee”). The terms of the notes include those provisions contained in the Indenture and the officers’ certificate establishing the form and terms of the notes and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the Indenture, such officers' certificate and the TIA for a statement of those terms.
General
We are permitted by the Indenture to issue our debt securities thereunder from time to time in one or more series. The notes will be a new, separate series of our debt securities under the Indenture, limited initially in aggregate principal amount to £      . The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may from time to time issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes of this series under the Indenture in addition to the notes offered pursuant to this prospectus supplement, and any such additional notes shall be part of the same series of debt securities under the Indenture as the notes offered by this prospectus supplement.
The notes will be issued in fully registered form, without interest coupons, in denominations of £100,000 and integral multiples of £1,000 in excess thereof. The notes will be denominated in GBP (as defined below). The principal of, and premium, if any, and interest on, and Additional Amounts (as defined below), if any, in respect of, the notes will be payable in GBP, except under the circumstances described below under “—Issuance in GBP” and “—Discharge, Defeasance and Covenant Defeasance of the Notes.” The notes will be evidenced by one or more global notes (collectively, the “Global Note”) in book-entry form, except under the limited circumstances described below under “—Certificated Notes.” The Global Note will be registered in the name of a nominee of, and deposited with or on behalf of, a common depositary (the “common depositary”) for Euroclear Bank SA/NV (“Euroclear”, which term includes any successor securities clearing agency thereto) and Clearstream Banking S.A. (“Clearstream”, which term includes any successor securities clearing agency thereto). Except in the limited circumstances described below under “—Certificated Notes”, owners of beneficial interests in the Global Note will not be entitled to have notes registered in their names and will not receive or be entitled to receive notes in definitive certificated form.
For purposes of the notes, unless otherwise expressly stated under this caption “Description of Notes,” (i) a “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York or in London, England are authorized or required by law, regulation or executive order to close, (ii) “sterling,” “£” and “GBP” mean the lawful currency of the United Kingdom and (iii) “U.S. dollars,” “USD” and “$” mean United States dollars.

Reference is made to the section titled “Description of Debt Securities—Certain Covenants” in the accompanying prospectus and “—Additional Covenants of Realty Income” below for a description of certain covenants applicable to the notes. Compliance with these covenants generally may be waived, insofar as concerns the notes, if the holders of a majority in principal amount of the outstanding notes consent to such waiver.
Except to the limited extent described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus or “—Additional Covenants of Realty Income” below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving Realty Income, (2) a change of control or management of Realty Income, or (3) a reorganization, restructuring, merger or similar transaction involving Realty Income that may adversely affect the holders of the notes. In addition, subject to compliance with the covenants set forth under “—Additional Covenants of Realty Income” below and, if applicable, covenants in other debt instruments and the covenant set forth under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus, Realty Income may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of Realty Income with another entity that could substantially increase the amount of Realty Income’s indebtedness or substantially reduce Realty Income’s assets, which may have an adverse effect on Realty Income’s ability to service its indebtedness, including the notes.
Paying Agent and Transfer Agent
The Bank of New York Mellon, London Branch, will act as the paying agent for the notes. The Bank of New York Mellon Trust Company, N.A. will act as the trustee and the transfer agent for the notes. We may change any paying agent or transfer agent and appoint additional paying agents and transfer agents, so long as we at all times maintain a paying agent for the notes in London, England and a transfer agent for the notes in Chicago, Illinois.
Issuance in GBP
Investors purchasing notes in this offering will be required to pay for those notes in GBP.
Except as described in the next paragraph and in the proviso to this sentence, all payments of principal of, and premium, if any, and interest on, and Additional Amounts, if any, in respect of, the notes will be made in GBP; provided that if GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until GBP is again available to us. In such circumstances, the amount payable on any date in GBP will be converted into U.S. dollars at the rate mandated by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto) as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the U.S. Federal Reserve System (or any successor thereto) has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/GBP exchange rate published in The Wall Street Journal (or any successor thereto) on or prior to the second Business Day, prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars under such circumstances will not constitute an event of default (as defined; see “—Events of Default” below in this prospectus supplement) with respect to the notes under the Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See “Currency Conversion” above in this prospectus supplement for information regarding a recent GBP/U.S. dollar exchange rate.
See “—Discharge, Defeasance and Covenant Defeasance of the Notes” in this prospectus supplement and “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus for a discussion of certain other circumstances (which would apply only after we effected defeasance or covenant defeasance of the notes) under which the notes could be payable in a currency other than GBP.
Investors will be subject to foreign exchange risks with respect to payments on the notes that may have important economic and tax consequences to them. See “Risk Factors—An investment in the notes by a purchaser whose home currency is not GBP entails significant risks,” “Risk Factors—The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances” and “Currency Conversion” in this prospectus supplement.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be our obligations exclusively, however, and will not be the obligations of, or guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. The notes will therefore be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries, and will also be subordinated in right of payment to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the collateral pledged as security therefor. As of June 30, 2020 and September 15, 2020, we (including our subsidiaries) had approximately $393.7 million and $357.4 million of secured indebtedness outstanding (excluding unamortized premiums and deferred financing costs), respectively, and, as of June 30, 2020, our subsidiaries had approximately $443.2 million of total indebtedness and other liabilities outstanding (excluding liabilities owed to us and other intercompany liabilities, below-market lease liabilities, and operating lease liabilities). Also, none of our subsidiaries currently guarantees our borrowings under our revolving credit facility or our $250.0 million term loan facility or our commercial paper program. As a result, the notes currently rank equally in right of payment with borrowings under these facilities and that program. However, under those facilities, if any of our subsidiaries guarantees or otherwise becomes obligated with respect to any of our or any of our subsidiaries’ other existing or future indebtedness (subject to limited exceptions), then any such subsidiary would be required to become a guarantor under our revolving credit facility and our $250.0 million term loan facility. Additionally, we may voluntarily cause any of our subsidiaries to become a guarantor under these facilities to the extent we consider appropriate to remain in compliance with certain covenants under these facilities. See “Risk Factors—Although these notes are referred to as ‘senior’ notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness.” Although the Indenture and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.
Interest and Maturity
The notes will mature on            , 2030. The notes are not entitled to the benefit of any sinking fund payments. The notes will be subject to redemption at Realty Income’s option and are not subject to repayment or repurchase by Realty Income at the option of the Holders (as defined below). See “—Optional Redemption” and “—Redemption for Changes in Taxes” below. As used herein, “Holder” means the person in whose name a note is registered in the security register maintained by the registrar for the notes.
The notes will bear interest at the rate of     % per annum, accruing from            , 2020 or from the most recent interest payment date (as defined below) to which interest has been paid on the notes, payable annually in arrears on             of each year (each, an “interest payment date”), commencing        , 2021, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on (i) in the case of notes represented by the Global Note, on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the applicable interest payment date and (ii) in all other cases, the 15th day prior to the applicable interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from and including            , 2020 if no interest has been paid on the notes) to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, or premium, if any, or interest on, or Additional Amounts, if any, in respect of, a note becomes due and payable falls on a day that is not a Business Day, the required payment may be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.
Additional Covenants of Realty Income
Reference is made to the section titled “Description of Debt Securities—Certain Covenants” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants of Realty Income will apply to the notes for the benefit of the Holders of the notes:
Limitation on Incurrence of Total Debt.   Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) Realty Income’s Total Assets as of the end of the latest fiscal quarter covered in Realty Income’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the “SEC”) (or, if such filing is not required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Trustee) prior to the incurrence of such additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with Realty Income’s Total Assets are referred to as the “Adjusted Total Assets”).
Limitation on Incurrence of Secured Debt.   Realty Income will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Realty Income’s Adjusted Total Assets.
Debt Service Coverage.   Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by Realty Income or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Realty Income or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Realty Income or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.
Maintenance of Total Unencumbered Assets.   Realty Income will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Realty Income and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

As used herein:
“Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Debt of Realty Income and its Subsidiaries.
“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (1) Consolidated Interest Expense, (2) provisions for taxes of Realty Income and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provisions for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.
“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on finance leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Realty Income and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of Realty Income and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Debt” means any indebtedness of Realty Income or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by Realty Income or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (4) any lease of property by Realty Income or any Subsidiary as lessee that is reflected on Realty Income’s consolidated balance sheet as a finance lease or as indebtedness in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on Realty Income’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of Realty Income or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Realty Income or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by Realty Income or any Subsidiary whenever Realty Income or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).
“Executive Group” means, collectively, those individuals holding the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, or any Vice President of Realty Income.
“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.
“Intercompany Debt” means indebtedness owed by Realty Income or any Subsidiary solely to Realty Income or any Subsidiary.
“Secured Debt” means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, finance lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

“Subsidiary” means (1) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by Realty Income, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors’ qualifying shares) are at the time directly or indirectly owned by Realty Income, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals’ successors in office as an officer of Realty Income), and (2) any other entity the accounts of which are consolidated with the accounts of Realty Income. The foregoing definition of “Subsidiary” shall only be applicable with respect to this definition and the covenants and other definitions set forth herein under this caption “—Additional Covenants of Realty Income” and, insofar as the provisions described in the accompanying prospectus under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” apply to the notes, the term “Subsidiary,” as that term is used under the caption “Description of Debt Securities—Merger, Consolidation or Sale of Assets,” shall have the meaning set forth in this definition (instead of the meaning set forth in the accompanying prospectus).
“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of Realty Income and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).
“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of Realty Income and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered, determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under “—Maintenance of Total Unencumbered Assets,” all investments in any person that is not consolidated with Realty Income for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investment would otherwise have been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.
“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of Realty Income and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of Realty Income or any Subsidiary that is not Secured Debt.
Optional Redemption
Prior to             (the “Par Call Date”), the notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:
(a)
100% of the principal amount of the notes to be redeemed, and

(b)
the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming that the notes matured and that accrued and unpaid interest on the notes was payable on the Par Call Date, discounted to such redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus           basis points,

plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.
On and after the Par Call Date, the notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the applicable redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date for the notes will be payable to the persons who were the Holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record date according to their terms and the provisions of the Indenture.
“Comparable Government Bond Rate” means, with respect to any redemption date for the notes, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by Realty Income.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by Realty Income, a United Kingdom government bond whose maturity is closest to the Par Call Date or, if such independent investment bank in its discretion determines that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of the three brokers of, and/or market makers in, United Kingdom government bonds selected by Realty Income, determine to be appropriate for determining the Comparable Government Bond Rate.
Notice of any such redemption shall be given to the Holders of the notes called for redemption, and, if less than all the outstanding notes are to be redeemed, the notes to be redeemed shall be selected, as described below under “—Notice of Redemption.”
Unless Realty Income defaults in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Redemption for Changes in Taxes
If (1)(a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of the United States (as defined below) or any political subdivision or taxing authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), or any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment becomes effective on or after the date of this prospectus supplement, Realty Income becomes or will become obligated to pay any Additional Amounts (as defined under “—Payment of Additional Amounts” below) or (b) any act is taken by a Relevant Taxing Jurisdiction on or after the date of this prospectus supplement, whether or not such act is taken with respect to Realty Income or any affiliate of Realty Income, that results in a substantial probability that Realty Income will or may be required to pay any Additional Amounts, and (2) Realty Income determines, in its business judgment, that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to it, including by making payments through a different paying agent (provided that such reasonable measures do not include substitution of another entity as the obligor under the notes), then Realty Income may, at its option, redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest on the notes to the applicable redemption date. Notwithstanding the forgoing provisions of this paragraph, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date for the notes will be payable to the persons who were the Holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record date according to their terms and the provisions of the Indenture. No redemption pursuant to this paragraph may be made unless Realty Income has received a written opinion of independent counsel to the effect that, as a result of such change or amendment Realty Income has become or will become obligated to pay, or that such act taken by a Relevant Taxing Jurisdiction has resulted in a substantial probability that Realty Income will or may be required to pay, any Additional Amounts, and Realty Income shall have delivered to the Trustee such legal opinion together with an officers’ certificate stating that, based on such opinion, Realty Income is entitled to redeem the notes pursuant to the provisions described in this paragraph and the other provisions of the notes and the Indenture.

The Trustee shall be entitled to rely on such officers’ certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the notes.
Notice of any such redemption will be given to the Holders of the notes as described below under “—Notice of Redemption.”
Unless Realty Income defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes called for redemption.
As used in under this caption “—Redemption for Changes In Taxes” and under the caption “—Payment of Additional Amounts” below the term “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
Notice of Redemption
Notice of any redemption of the notes by Realty Income will be mailed at least 15 days but not more than 60 days before the applicable redemption date to each Holder of notes to be redeemed. If less than all of the outstanding notes are to be redeemed, the notes to be redeemed shall be selected, so long as the notes are in book-entry form, in accordance with the applicable procedures of Clearstream, Euroclear or the common depositary, as applicable, or if the notes are issued in definitive certificated form under the limited circumstances described below under “—Certificated Notes,” by such method as the Trustee shall deem fair and appropriate; provided that no note shall be redeemed in part unless the remaining principal amount of such note is £100,000 or an integral multiple of £1,000 in excess thereof.
Payment of Additional Amounts
All payments of principal of and premium, if any, and interest on the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, assessment or other governmental charge of whatsoever nature (collectively, “Taxes”) imposed by any Relevant Taxing Jurisdiction, unless the withholding or deduction of such Taxes is required by law or the official interpretation or administration thereof.
In the event that any withholding or deduction from or on any payments on or in respect of the notes for or on account of any Taxes is required by a Relevant Taxing Jurisdiction, Realty Income will, subject to the exceptions and limitations set forth below, pay, as additional interest on the notes, such additional amounts (“Additional Amounts”) as will result in receipt by each holder of a note that is not a United States Person (as defined below) of such amounts (after all such withholding or deduction, including from or on any Additional Amounts) as would have been received by such holder had no such withholding or deduction been required. Realty Income will not be required, however, to make any payment of Additional Amounts for or on account of:
(1)
any Taxes that are imposed or withheld by reason of a holder of the notes (or the beneficial owner for whose benefit such holder holds such note) (or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder) being considered as:

(a)
being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)
having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(c)
being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10 percent shareholder” of Realty Income within the meaning of section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;

(e)
being a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code or any successor provision; or

(f)
being or having been a bank receiving interest described in section 881(c)(3)(A) of the Code or any successor provision;

(2)
any holder that is not the sole beneficial owner of the note, or a portion thereof, or that is a fiduciary, limited liability company or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
any Taxes that are imposed or withheld by reason of the failure to (a) comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of the holder or beneficial owner of such note, if compliance is required by statute or by regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes (including the submission, if applicable, of a United States Internal Revenue Service (“IRS”) Form W-8 (with any required attachments)) or (b) comply with any information gathering and reporting requirements or to take any similar action (including entering into any agreement with the IRS), in each case, that are required to obtain the maximum available exemption from withholding by a Relevant Taxing Jurisdiction that is available to payments received by or on behalf of the holder or beneficial owner;

(4)
any Taxes that are imposed otherwise than by withholding from the payment;

(5)
any Taxes that are imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)
any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(7)
any Taxes required to be withheld by any paying agent from any payment of principal of, or premium, if any, or interest on, any note, if such payment can be made without such withholding by any other paying agent;

(8)
any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such notes for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the notes been presented for payment on any date during such 30-day period;

(9)
any backup withholding or any Taxes imposed under Sections 1471 through 1474 of the Code (or any successor provisions thereto), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any successor provision thereto), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code (or any successor thereto); or

(10)
any combination of any items (1) through (9).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading “—Payment of Additional Amounts,” Realty Income shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein on any payment of principal of, premium, if any, or interest on, or Additional Amounts in respect of, the notes.
If Realty Income becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes, Realty Income will deliver to the Trustee and each paying agent on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case Realty Income shall notify the Trustee and each paying agent promptly after Realty Income becomes aware that such obligation has arisen) an officers’ certificate stating the fact that Additional Amounts will be payable and the amount to be so payable. The officers’ certificate must also set forth any other information reasonably necessary to enable the paying agents to pay such Additional Amounts to Holders on the relevant payment date. The Trustee and each paying agent shall be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary.
As used under this caption “—Payment of Additional Amounts,” the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States Person under any applicable U.S. Treasury Regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust or one or more United States fiduciaries have the authority to control all substantial decisions of the trust; and the term “United States” shall have the meaning set forth above under “—Redemption for Changes in Taxes.”
Whenever there is mentioned, in any context (except as otherwise provided in the proviso to this sentence), under this caption “Description of Notes” and under the caption “Description of Debt Securities” in the accompanying prospectus, the payment of principal of, or premium, if any, or interest on, or in respect of, any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the notes or the Indenture, and express mention of the payment of Additional Amounts anywhere under such captions shall not be construed as excluding Additional Amounts elsewhere under such captions where such express mention is not made; provided that, notwithstanding the foregoing and also notwithstanding anything in the Indenture to the contrary, the references to “principal” and “premium” appearing in clause (2) of the first paragraph under the caption “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus shall not include any Additional Amounts that may be payable in respect of the principal of or premium, if any, on the notes. Because, as described above, all Additional Amounts, if any, payable in respect of the notes will be treated as additional interest, the proviso to the foregoing sentence means that, for purposes of determining whether an event of default has occurred with respect to the notes, any failure by us to pay any Additional Amounts that are payable in respect of the notes when due will be entitled to the same 30 day grace period to which a failure to pay interest on the notes when due would be entitled as described in clause (1) of the first paragraph under the caption “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus. As a result, any failure by us to pay Additional Amounts (including, without limitation, Additional Amounts payable in respect of principal of or premium, if any, on the notes) when due will not be an event of default with respect to the notes under the Indenture unless that default continutes for 30 days.
Notwithstanding any discharge, defeasance or covenant defeasance of the notes or the Indenture as described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus, the provisions described under this caption “—Payment of Additional Amounts” shall survive any such discharge, defeasance or covenant defeasance, as the case may be, and remain in full force and effect and shall also survive any transfer by a Holder or beneficial owner of its notes or its beneficial interest in the Global Note.
Discharge, Defeasance and Covenant Defeasance of the Notes
The discharge, defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes; provided that, anything in the notes or the Indenture to the contrary notwithstanding, our obligation to pay Additional Amounts on the notes pursuant to the provisions described above under “—Payment of Additional Amounts” shall survive any such discharge, defeasance or covenant defeasance and remain in full force and effect. Covenant defeasance will be applicable, insofar as concerns the notes, with respect to the covenants described in the accompanying prospectus under

“Description of Debt Securities—Certain Covenants” (except the covenant requiring Realty Income to preserve and keep in full force and effect its corporate existence) and the covenants described above under “—Additional Covenants of Realty Income.”
See “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus for a discussion of certain circumstances (which would apply only after we effected defeasance or covenant defeasance of the notes) in which the notes could be payable in a currency other than GBP. For information concerning certain foreign exchange risks to which investors would be subject if the notes were to become payable in a currency other than GBP, see “Risk Factors—An investment in the notes by a purchaser whose home currency is not GBP entails significant risks,” “Risk Factors—The notes permit us to make payments in U.S. dollars if we are unable to obtain GBP and in certain other circumstances” and “Currency Conversion” in this prospectus supplement.
Events of Default
The term “events of default” is defined in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default, Notice and Waiver.” As described above under “—Payments of Additional Amounts,” because all Additional Amounts, if any, payable in respect to the notes will be treated as additional interest on the notes, any failure by us to pay Additional Amounts in respect to the notes when due will be entitled to the same 30 day grace period to which a failure to pay interest on the notes when due would be entitled as described in clause (1) of the first paragraph under the caption “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus. As a result, any failure by us to pay Additional Amounts (including, without limitation, Additional Amounts payable in respect of principal of or premium, if any, on the notes) when due will not be an event of default with respect to the notes under the Indenture unless that default continues for 30 days. For additional information, see “—Payment of Additional Amounts” above and “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus.
Modifications of the Accompanying Prospectus
The following language supersedes and replaces, insofar as relates to the notes, the language in the second bullet point of the fourth paragraph under the caption “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus: “the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent of the principal amount of such debt security, determined as of the second business day prior to the date of determining whether the requisite principal amount of the outstanding debt securities of the applicable series have given such request, demand, authorization, direction, notice, consent or waiver or whether such a quorum is present.”
Payment
All payments of principal of, premium, if any, interest on, and Additional Amounts, if any, in respect of, the Global Note will be made by the paying agent on behalf of Realty Income by wire transfer of immediately available funds to an account maintained by the payee.
If notes are issued in definitive certificated form under the limited circumstances described below, under “—Certificated Notes,” payments of interest on the certificated notes may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes, or by wire transfer to accounts maintained by the payees; provided, however, that a Holder of £4 million or more in aggregate principal amount of notes in definitive certificated form will be entitled to receive payments of interest due on any interest payment date by wire transfer of immediately available funds to an account specified by such Holder so long as such Holder has given appropriate wire transfer instructions to the Trustee or a paying agent at least 10 calendar days prior to the applicable interest payment date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such person ceases to be a Holder of £4 million or more in aggregate principal amount of notes in definitive certificated form.

Payments of principal of, and premium, if any, and interest on, and Additional Amounts, if any, in respect of, the notes in definitive certificated form that are due and payable on the maturity date of the notes, any redemption date or any other date on which principal of the notes is due and payable will be made by wire transfer of immediately available funds to accounts specified by the Holders thereof, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a paying agent, against surrender of such notes to the Trustee or a paying agent; provided that installments of interest on notes in definitive certificated form that are due and payable on any interest payment date falling on or prior to such maturity date, redemption date or other date on which principal of the notes is payable will be paid in the manner described in the preceding paragraph to the persons who were the Holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record dates according to the terms and provisions of the notes and the Indenture.
Book-Entry System
The notes will be offered and sold only in denominations of £100,000 and integral multiples of £1,000 in excess thereof. The notes will initially be represented by the Global Note. Upon issuance, the Global Note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the common depositary or its nominee or to a successor common depositary or its nominee. You may hold your interests in the Global Note in Europe through Euroclear or Clearstream, either as a participant in such systems or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in the Global Note on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear’s or Clearstream’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Euroclear and Clearstream.
The distribution of the notes will be cleared through Euroclear and Clearstream. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in GBP, except as described above under “—Issuance in GBP” and “—Discharge, Defeasance and Covenant Defeasance of the Notes.”.
Euroclear and Clearstream have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Euroclear and Clearstream will govern payments, transfers, exchanges and other matters relating to the investors’ interest in the notes held by them. None of Realty Income or the Trustee have any responsibility for any aspect of the records kept by Euroclear and Clearstream or any of their direct or indirect participants. Realty Income and the Trustee also do not supervise these systems in any way.
Euroclear and Clearstream and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive certificated form and will not be considered the owners or Holders of the notes under the Indenture, including for purposes of receiving any reports delivered by Realty Income or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream, as applicable, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a Holder.
Euroclear.   Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the Global Note held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Clearstream.   Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Global Note held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Global Clearance and Settlement Procedures
Realty Income understands that investors that hold their notes through Euroclear and Clearstream accounts will follow the settlement procedures that are applicable to conventional sterling-denominated bonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Euroclear and/or Clearstream Participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional sterling-denominated bonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear and Clearstream is used.
Euroclear and Clearstream will credit payments to the cash accounts of Euroclear or Clearstream Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear or Clearstream Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear Participant only in accordance with its relevant rules and procedures.
Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If (1) Euroclear or Clearstream notifies Realty Income that it is unwilling or unable to continue as a clearing agency for the Global Note or if Euroclear or Clearstream ceases to be a clearing agency registered as such under the Exchange Act at any time when it is required to be so registered in order to act as a clearing system for the Global Note and a successor clearing agency is not appointed within 90 days after Realty Income receives such notice or learns of such ineligibility, (2) Realty Income determines that the notes shall no longer be represented by the Global Note and executes and delivers to the Trustee an officers’ certificate to that effect or (3) an event of default (as defined; see “—Events of Default” above) with respect to the notes has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes advise Euroclear and Clearstream to cease acting as clearing agencies for the Global Note, Realty Income will issue notes in definitive certificated form in exchange for interests in the outstanding Global Note. Any notes issued in definitive certificated form in exchange for interests in a Global Note will be issued in denominations of £100,000 and integral multiples of £1,000 in excess thereof and will be registered in such name or names as Euroclear or Clearstream, as applicable, shall instruct the registrar for the notes. It is expected that the instructions of Euroclear and Clearstream will be based upon directions received from their respective participants with respect to ownership of beneficial interests in the Global Note.
Listing
Currently, there is no established trading market for the notes. We intend to apply to list the notes on NYSE. The listing application will be subject to approval by NYSE. We currently expect trading in the notes on NYSE to begin within 30 days after the date on which the notes are originally issued. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Additionally, there is no assurance the notes will be listed.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
For a discussion of certain material United States federal income tax considerations regarding us and an investment in the notes offered hereby, please see Exhibit 99.1 to our Current Report on Form 8-K, which was filed with the SEC on August 5, 2020 pursuant to Item 8.01 of Form 8-K (the “August 2020 Form 8-K”). The August 2020 Form 8-K (including Exhibit 99.1 thereto) is incorporated by reference in this prospectus supplement and the accompanying prospectus and the discussion under the heading “ United States Federal Income Tax Considerations” in Exhibit 99.1 to the August 2020 Form 8-K supersedes and replaces, in its entirety, (i) the discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to the Current Report on Form 8-K filed by us with the Securities and Exchange Commission (the “SEC”) on February 22, 2019, as amended and supplemented by the discussion under the heading “Supplemental U.S. Federal Income Tax Considerations” in Exhibit 99.1 to the second Current Report on Form 8-K filed by the Company with the SEC on May 8, 2020, and (ii) the discussion under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus and the prospectus in the related registration statement on Form S-3 (File No. 333-228157) filed by us with the SEC on November 5, 2018. The August 2020 Form 8-K may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. See “Incorporation by Reference” in the accompanying prospectus. The discussion below is an amendment and supplement to, and is intended to be read together with, Exhibit 99.1 to the August 2020 Form 8-K. Prospective investors in the notes offered hereby should consult their tax advisors regarding the United States federal income and other tax considerations to them of the acquisition, ownership and disposition of the notes offered by this prospectus supplement.
Each capitalized term used but not defined in this “Supplemental U.S. Federal Income Tax Considerations” section has the meaning ascribed thereto in the accompanying prospectus. For a discussion of certain material U.S. federal income tax considerations regarding our election to be taxed as REIT, see the discussion under the heading “United States Federal Income Tax Considerations—Taxation of our Company” in Exhibit 99.1 to the August 2020 Form 8-K. For a discussion of certain material U.S. federal income tax considerations related to the ownership and disposition of the notes by non-U.S. holders of the notes, see the discussion under the heading “United States Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities—Taxation of Holders of Our Debt Securities—Non-U.S. Holders” in Exhibit 99.1 to the August 2020 Form 8-K.
The following discussion supersedes and replaces, solely insofar as it relates to the notes offered hereby, the section under the heading “United States Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities—Taxation of Holders of Our Debt Securities—U.S. Holders” in Exhibit 99.1 to the August 2020 Form 8-K.
Payments of Interest.   Interest on a note generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes.
A U.S. holder that uses the cash method of accounting for U.S. federal income tax purposes and that receives a payment of interest on the notes in GBP will be required to include in ordinary income an amount equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash method U.S. holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment, but may recognize exchange gain or loss attributable to the actual disposition of the GBP received.
A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes may determine the amount recognized with respect to interest on a note in accordance with either of two methods. Under the first method, such U.S. holder will recognize income for each taxable year equal to the U.S. dollar value of the GBP interest amounts accrued for such year determined by translating such amount into U.S. dollars at the average rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within such taxable year). Alternatively, such U.S. holder may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. holder that uses the accrual method of accounting for U.S. federal income tax purposes will recognize foreign currency gain or loss, on the date interest is received, equal to the difference, if any, between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of such payment, regardless of whether the payment is in fact converted to U.S. dollars. This exchange gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.
Sale or Other Taxable Disposition.   Subject to the foreign currency rules described below, a U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. If a U.S. holder disposes of a note in a taxable transaction in exchange for GBP, the amount realized by a U.S. holder generally will be based on the U.S. dollar value of the GBP received translated at the spot rate on the date of disposition. However, in the case of a note that is traded on an established securities market, as defined in the applicable Treasury Regulations, a cash method U.S. holder and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. If an accrual method U.S. holder makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If an accrual method U.S. holder does not make this election, such holder will recognize exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute ordinary income or loss.
A U.S. holder’s adjusted tax basis in a note generally will be equal to the U.S. holder’s U.S. dollar cost for the note. If a U.S. holder uses foreign currency to purchase a note, the U.S. dollar cost of the note will be the U.S. dollar value of the foreign currency used to purchase the note on the date of purchase. However, in the case of a note that is traded on an established securities market, a cash method U.S. holder, and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the cost of such note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in exchange gain or loss for a U.S. holder.
Subject to the discussion of exchange gain or loss below, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Upon the sale or other taxable disposition of a note, a U.S. holder may recognize gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of the note. For these purposes, the principal amount of a note is the U.S. holder’s purchase price in GBP. Gain or loss attributable to fluctuations in exchange rates with respect to the principal amount of a note generally will equal the difference between (i) the U.S. dollar value of the principal amount, determined on the date such note is disposed of and (ii) the U.S. dollar value of the principal amount of the note, determined on the date the U.S. holder acquired such note. In addition, upon the sale or other taxable disposition of a note a U.S. holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed under “—Payments of Interest.” However, upon a sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will recognize exchange gain or loss with respect to principal or accrued interest, in the aggregate, only to the extent of the total gain or loss recognized on the disposition.
Tax Return Disclosure Requirement.   Treasury Regulations issued under the Code meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, the receipt of interest on, or a sale, exchange, retirement or other taxable disposition of a note or foreign currency received in respect of a note, to the extent that any such receipt or sale, exchange, retirement or other taxable disposition results in a tax loss in excess of an applicable threshold amount. U.S. holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement) and the significant penalties for non-compliance.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions contained in a purchase agreement between us and each of the underwriters named below, for whom Barclays Bank PLC, Credit Suisse Securities (Europe) Limited and Goldman Sachs & Co. LLC are acting as representatives (the “representatives”), the underwriters have severally agreed to purchase from us, and we have agreed to sell, the respective principal amounts of notes listed opposite their names below.
Underwriter	Principal Amount of Notes
Barclays Bank PLC.	$
Credit Suisse Securities (Europe) Limited
Goldman Sachs & Co. LLC

Total	$
The purchase agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are required to purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel and other conditions contained in the purchase agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
To the extent that any underwriter that is not a U.S. registered broker-dealer intends to effect sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with applicable U.S. securities laws and regulations.
Commissions and Discounts
The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.
The following table shows the underwriting discount to be paid to the underwriters by Realty Income Corporation.

	Per Note	Total
Underwriting discount	%	$
The expenses of this offering, not including the underwriting discount, are estimated at $1.2 million and are payable by Realty Income.
No Prior Market
The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the date on which the notes are originally issued. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Additionally, there is no assurance the notes will be listed. We cannot assure you that a trading market for the notes will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the notes that may develop.
Price Stabilization and Short Positions
In connection with this offering of the notes, Goldman Sachs & Co. LLC acting in its capacity as stabilization manager (the “Stabilization Manager”) (or persons acting on behalf of the Stabilization Manager in connection with the issue of the notes) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilization Manager (or persons acting on behalf of the Stabilization Manager) in accordance with all applicable laws and rules.
Delayed Settlement
We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the           business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.
Other Relationships
Many or all of the underwriters and/or their respective affiliates have provided and in the future may provide investment banking, commercial banking and/or other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and may in the future receive compensation. In particular, affiliates of most of the underwriters participating in this offering are lenders under our $3.0 billion revolving credit facility and our term loan facility and some of the underwriters or their affiliates are dealers under our commercial paper program or may hold positions in our commercial paper. As described above under “Use of Proceeds,” we intend to use net proceeds from this offering to, among other things, repay GBP-denominated borrowings outstanding under our $3.0 billion revolving credit facility and to settle an outstanding foreign exchange swap agreement and use the proceeds therefrom to repay commercial paper. To the extent we use net proceeds from this offering to repay any of our bank borrowings, commercial paper or other indebtedness held by any of the underwriters or their affiliates, they will receive net proceeds from this offering through the repayment of that indebtedness.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In the case of any underwriters or any of their respective affiliates that have lending relationships with us, certain of those underwriters and/or their respective affiliates routinely hedge, and certain other of those underwriters and/or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described above under “Use of Proceeds,” we intend to use net proceeds from this offering to, among other things, repay GBP-denominated borrowings outstanding under our $3.0 billion revolving credit facility and to settle a foreign exchange swap arrangement and use the proceeds therefrom to repay commercial paper. As described above under “—Other Relationships,” affiliates of most of the underwriters are lenders under our revolving credit facility and some of the underwriters or their affiliates are dealers under our commercial paper program or may hold positions in our commercial paper. To the extent we use net proceeds from this offering to repay any of our bank borrowings, commercial paper or other indebtedness held by the underwriters or any of their affiliates, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust.
Selling Restrictions
Prohibition of Sales to EEA and United Kingdom Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision:
(a)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(b)
a customer within the meaning of Directive (EU) 2016/97, as amended (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Realty Income Corporation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103

Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. No notes have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer to the public within the meaning of the CO. No document, invitation or advertisement relating to the notes has been issued or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
The offer of the notes is personal to the person to whom this prospectus supplement and/or the accompanying prospectus have been delivered, and a subscription for the notes will only be accepted from such person.
No person to whom a copy of this prospectus supplement and/or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement and/or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and/or the accompanying prospectus, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its principal office in Japan) or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of

Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “SFA Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a SFA Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest in that trust (howsoever described) shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(i)
to an Institutional Investor, or an Accredited Investor or other SFA Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer is by operation of law.

Singapore’s Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Realty Income Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters relating to this offering, including the validity of the notes offered hereby, will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Certain matters relating to Maryland law in connection with this offering will be passed upon for us by Venable LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. As of September 21, 2020, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 8,591 shares of our common stock and, as of September 16, 2020, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 10,147 shares of our common stock.
EXPERTS
The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income and comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedule III (collectively, the “consolidated financial statements”), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standard Codification Topic 842, Leases.
INCORPORATION BY REFERENCE
As described in the accompanying prospectus under the caption “Incorporation by Reference” and in this prospectus supplement under the caption “Supplemental U.S. Federal Income Tax Considerations,” we have incorporated by reference in this prospectus supplement and the accompanying prospectus specified documents that we have filed or may file with the SEC, under the Exchange Act. However, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
REALTY INCOME CORPORATION
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

Realty Income Corporation, a Maryland corporation, may from time to time offer and sell the securities identified above (collectively referred to as our “securities”), in one or more offerings, in separate series or classes, and in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.
The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials, which will contain specific information about the offering and the amounts, prices and, if applicable, terms of the securities being offered.
The specific terms of any securities we may offer may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering or the securities being offered. You should carefully read this prospectus and the applicable prospectus supplement, as well as any other offering materials we provide you in connection with any offering of securities, before you invest in any of our securities.
Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. See the sections of this prospectus entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is traded on the New York Stock Exchange under the symbol “O.” On November 2, 2018, the last reported sale price of the common stock on the New York Stock Exchange was $60.26 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 5, 2018.

i

ABOUT THIS PROSPECTUS
Unless this prospectus otherwise indicates or the context otherwise requires, all references to “Realty Income,” “our,” “us” and “we” in this prospectus mean Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis.
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and may provide you with a free writing prospectus or other offering materials (collectively, “offering materials”) that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with the offering of those securities, together with the documents incorporated and deemed to be incorporated by reference in this prospectus, which incorporated documents may be obtained as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and any schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, we refer you to the actual exhibit for a complete description of the matters involved, and any statements contained or incorporated by reference in this prospectus or any prospectus supplement or any other offering materials we may provide you regarding those contracts, agreements or other documents are subject to, and qualified in their entirety by reference to, the complete terms of those documents. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus and, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering materials prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not offer or sell any securities in any jurisdiction where, or to any person to whom, such offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of securities is accurate only as of the respective dates of those documents, and that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the respective dates on which those documents were filed with the SEC, in each case unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, any accompanying prospectus supplement and any related offering materials we may provide you in connection with an offering of securities, and any documents incorporated or deemed to be incorporated by reference in this prospectus contain or may contain information regarding the industry, markets, submarkets and sectors in which we operate or expect to operate or related demographic data, all of which is based upon information from third party sources (which may include, among other things, industry and governmental publications and websites and data prepared or made available by market research firms) and, in some cases, our own internal estimates. We believe that these sources and estimates are reliable, but this information (whether obtained from third-party sources or based on our internal estimates) is subject to assumptions, estimates and other uncertainties, and we have not independently verified any of this information and cannot guarantee its accuracy or completeness.

THE COMPANY
Realty Income Corporation, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants.
As of September 30, 2018, we owned a diversified portfolio of 5,694 properties located in 49 states and Puerto Rico, with over 92.7 million square feet of leasable space leased to 260 different commercial tenants doing business in 48 separate industries. Of the 5,694 properties in the portfolio at September 30, 2018, 5,666, or 99.5%, were single-tenant properties, and the remaining were multi-tenant properties. At September 30, 2018, of the 5,666 single-tenant properties, 5,596 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 9.3 years.
Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000. We were founded in 1969. Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol “O” with a cusip number of 756109-104. Our central index key number is 726728.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and, if applicable, in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus,as well as the other risks and uncertainties described in those documents, this prospectus, the applicable prospectus supplement and any other offering materials we may provide to you in connection with an offering of our securities and the other documents incorporated and deemed to be incorporated by reference in this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. You should also carefully consider the risks described below in the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein, the words “estimated,” “anticipated,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations, financial condition or prospects (including, without limitation, estimated and future normalized and adjusted funds from operations and net income, estimated initial weighted average contractual lease rates, statements regarding the payment, dependability and amount of or increases in future common stock dividends, statements regarding future cash flow or cash generation, and statements regarding our ability to meet our liquidity needs). Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:
•
our anticipated growth strategies;

•
our intention to acquire additional properties and the timing of these acquisitions;

•
our intention to sell properties and the timing of these property sales;

•
our intention to re-lease vacant properties;

•
anticipated trends in our business, including trends in the market for long-term net leases of freestanding, single-tenant properties; and

•
future expenditures for development projects.

Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:
•
our continued qualification as a real estate investment trust;

•
general business and economic conditions;

•
competition;

•
fluctuating interest rates;

•
access to debt and equity capital markets;

•
continued volatility and uncertainty in the credit markets and broader financial markets;

•
other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

•
impairments in the value of our real estate assets;

•
changes in the tax laws of the United States of America;

•
the outcome of any legal proceedings to which we are a party or which may occur in the future; and

•
acts of terrorism and war.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and the sections entitled “Risk Factors” (if applicable) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q (if any), and also include risks and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus and in the prospectus supplement and any other offering materials relating to any offering of our securities.
You are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus, any related prospectus supplements or other offering materials. Those forward-looking statements are not guarantees of future performance and speak only as of the respective dates of those documents or, in the case of documents incorporated or deemed to be incorporated by reference in this prospectus, as of the respective dates those documents were filed with the SEC and we undertake no obligation to update any such forward-looking statements or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus, any related prospectus supplements or other offering materials, and the documents incorporated by reference herein and therein might not occur.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General
This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company,” “Realty Income,” “our,” “we” and “us” and all similar references appearing under this caption “Description of Debt Securities” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.
Terms
The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.
Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.
Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:
(1)
the title and ranking of those debt securities;

(2)
the aggregate principal amount of those debt securities and any limitation thereon;

(3)
the price at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into other securities offered hereby, or the method by which any convertible portion of those debt securities shall be determined;

(4)
if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible;

(5)
the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6)
the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7)
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

(9)
the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

(10)
our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(11)
if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)
whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

(14)
whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;
(15)
the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

(16)
any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

(17)
whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

(18)
the subordination provisions, if any, relating to those debt securities;

(19)
the provisions, if any, relating to any security provided for those debt securities; and

(20)
any other terms of those debt securities.

If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.
Neither we nor any trustee shall be required to:
•
issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on
1.
the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

2.
the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

3.
the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

•
register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•
exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Merger, Consolidation or Sale of Assets
Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:
•
either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•
an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants
Existence.   Except as permitted under the heading above entitled “—Merger, Consolidation or Sale of Assets,” we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

Maintenance of Properties.   Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.
Insurance.   Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims.   Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.
Provisions of Financial Information.   Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:
•
transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

•
file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

•
supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term “Subsidiary,” as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.
Additional Covenants.   If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.
Events of Default, Notice and Waiver
Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are “events of default” for any series of debt securities issued under it:
(1)
default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)
default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;
(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

(4)
default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(5)
default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

(6)
certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

(7)
any other event of default provided with respect to a particular series of debt securities.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.
If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:
•
we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:
•
a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

•
a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders’ interest.
Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.
Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.
Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:
•
change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

•
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

•
change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

•
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.
We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to our obligations under the indenture;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

•
to secure the debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:
•
the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);
•
the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

•
debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

•
defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

•
be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under “—Certain Covenants”), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.
A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.
“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:
•
the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

•
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate in effect on the second business day prior to each payment date. “Conversion Event” means the cessation of use of:
•
a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

•
any currency unit or composite currency for the purposes for which it was established.

In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock, preferred stock or other securities offered hereby will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock, preferred stock, or other securities offered hereby, and the conversion price or rate (or manner of calculation thereof), and may include, if applicable, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.
Unclaimed Payments
We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

DESCRIPTION OF COMMON STOCK
We have authority to issue 370,100,000 shares of our common stock, $0.01 par value per share. As of September 30, 2018, we had outstanding 295,145,532 shares of our common stock.
General
The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials relating to shares of our common stock that may be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below and elsewhere in this prospectus, any accompanying prospectus supplement or any other offering materials we may provide you in connection with an offering of securities that describe certain terms and provisions of our common stock. charter or bylaws do not purport to be complete,, do not contain all of the information that may be important to you, and are in all respects subject to, and qualified in their entirety by reference to, the Maryland General Corporation Law, or MGCL, and the applicable provisions of our charter and bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.” The following description should be read in conjunction with the information appearing in this prospectus under the captions “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement that are incorporated or deemed to be incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of common stock) which provides important additional information about our common stock. Unless otherwise expressly stated or the context otherwise requires, all references to “our company,” “Realty Income,” “our,” “we” and “us” and all similar references appearing under this caption “Description of Common Stock” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries.
Terms
Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of any preferred stock we may issue in the future may provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that class or series of preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see “General Description of Preferred Stock” in this prospectus and, if applicable, the articles supplementary classifying and designating shares of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus or another document we file with the SEC, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, all of which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board of directors could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of our company that might involve a premium price for shares of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock. For additional information, see “General Description of Preferred Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws.”
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our common stock (see “Restrictions on Ownership and Transfers of Stock” below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power.
Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) at the time if they choose to do so, and the holders of the remaining shares of our common stock cannot elect any such directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term “substantially all” of a company’s assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of “substantially all” of our assets has taken place within the meaning of the MGCL provisions described above.
Restrictions on Ownership
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, among other purposes, our charter contains provisions intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock” below.
Transfer Agent
The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

GENERAL DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of September 30, 2018, no shares of preferred stock were outstanding. For a description of some of the terms of any class or series of preferred stock we may issue in the future, see the articles supplementary classifying and designating shares of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus or other document we file with the SEC, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, all of which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
General
The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to, and qualified in their entirety by reference to, the MGCL and the applicable provisions of our charter (including the applicable articles supplementary classifying and designating shares of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.” The following description should be read in conjunction with the information appearing in this prospectus under the captions “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of preferred stock), which provides important additional information about our preferred stock. You should review our charter and bylaws and the articles supplementary classifying and designating shares of the applicable class or series of our preferred stock carefully before you invest. Unless otherwise expressly stated or the context otherwise requires, as used under this caption “General Description of Preferred Stock,” references to “our company,” “Realty Income,” “our,” “we” and “us,” and all similar references mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common stock or preferred stock into, among other things, one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our charter to determine the number of shares of such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or any other class or series of our preferred stock or which could have the effect of delaying or preventing a tender offer or a change of control of our company that might involve a premium price for holders of our stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock or any class or series of our preferred stock. For additional information, see “Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws.”
You should refer to the prospectus supplement or other offering materials relating to any class or series of our preferred stock offered thereby for specific terms of and other information concerning such class or series of preferred stock, including:

(1)
the title of such class or series of preferred stock;

(2)
the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

(3)
the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to such class or series of preferred stock;

(4)
whether the dividends will be cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

(5)
the procedures for any auction and remarketing, if any, for such class or series of preferred stock;

(6)
the provision for a sinking fund, if any, for such class or series of preferred stock;

(7)
any voting rights of such class or series of preferred stock, which may include, among other things, the right to elect one or more directors;

(8)
the provision for redemption, if applicable, of such class or series of preferred stock;

(9)
any listing of such class or series of preferred stock on any securities exchange;

(10)
the terms and conditions, if applicable, upon which such class or series of preferred stock will be convertible into common stock or other securities, including the conversion price or rate (or manner of calculation thereof);

(11)
a discussion of federal income tax considerations applicable to such class or series of preferred stock;

(12)
any limitations on actual, beneficial or constructive ownership of, and restrictions on transfer of, such class or series of preferred stock, in each case as may be appropriate to preserve our REIT status;

(13)
the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(14)
whether liquidation preferences on such class or series of preferred stock will be counted as liabilities of ours in determining whether distributions to stockholders can be made under the MGCL;

(15)
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

(16)
any other specific terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such class or series of preferred stock.

Rank
Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any class or series offered by this prospectus and the applicable prospectus supplement will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:
•
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

•
on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

•
junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term “equity securities” does not include convertible debt securities.
Restrictions on Ownership
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock may contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock. See “Restrictions on Ownership and Transfers of Stock” below.
Transfer Agent
The transfer agent and registrar for any class or series of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares or warrants that may be offered and sold pursuant to this prospectus and such prospectus supplement. Among other things, we may issue depositary shares representing fractional interests in shares of a class or series of our preferred stock and we may issue warrants exercisable for any of our other securities offered by this prospectus.

RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK
Internal Revenue Code Requirements
To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Transfer Restrictions in Charter
Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. We refer to this restriction as the “ownership limit.” The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.
Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the holders of two-thirds of all shares entitled to vote on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.
We anticipate that any class or series of preferred stock that we issue in the future will be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.
Effect of Violation of Transfer Provisions
According to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the charter, or as otherwise permitted by our board of directors, or result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for such shares or the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.
In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner, and any dividends or other distributions held by the trustee with respect to such shares will be paid to the beneficiary.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for our common stock or otherwise be in the best interests of stockholders.
As set forth in the Treasury Regulations promulgated under the Code, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request, in good faith, in order to determine the effect, if any, of such common stockholder’s actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.
The transfer restrictions and limitations described above could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change in control were in our stockholders’ best interests or involved a premium price for our stock, which could adversely affect the market price of our common stock or any class or series of our preferred stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”
Election and Removal of Directors
Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.
Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting following his or her election and until his or her successor is duly elected and qualifies.
Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.
Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.
Amendment to Charter and Bylaws
Except as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors generally has the power to amend our bylaws; provided, that, amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Additionally, our bylaws may be amended by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal submitted for approval at any annual or special meeting of stockholders by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of our common stock for at least one year and who comply with the advance notice provisions in our bylaws. A stockholder proposal submitted under the bylaws may not alter or repeal the amendment provisions of the bylaws or the provisions of the bylaws related to indemnification of our directors and officers, in either case, without the approval of the board of directors.
Maryland Business Combination Act
Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super- majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or any class or series of our preferred stock, or otherwise be in the best interests of our stockholders.
Maryland Control Share Acquisition Act
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.
As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
•
a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.
Special Meetings of Stockholders
Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Proxy Access
Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.
Advance Notice of Director Nomination and New Business
Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and who has complied with the advance notice procedures and, if applicable, the proxy access provisions, of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Pacific Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Effect of Certain Provisions of Maryland Law and our Charter and Bylaws
Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person or entity from acquiring actual or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock.” These restrictions could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.
Our charter authorizes our board of directors to issue preferred stock of the company, including convertible preferred stock, without stockholder approval. The board of directors may establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. See “General Description of Preferred Stock.” The issuance of preferred stock could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of our company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to “we,” “our” and “us” mean only Realty Income Corporation and do not include any of its subsidiaries, except as otherwise indicated. This discussion is for general information only and is not tax advice. The information under this caption “United States Federal Income Tax Considerations” (a) supersedes and replaces in its entirety the information appearing in our Form 8-K filed with the SEC on February 27, 2018 (including Exhibit 99.1 thereto) and (b) may be amended, supplemented or superseded (in whole or in part) from time to time by information in documents we subsequently file with the SEC that are incorporated by reference in this prospectus.
The information in this discussion is based on:
•
the Code;

•
current, temporary and proposed Treasury Regulations promulgated under the Code;

•
the legislative history of the Code;

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administrative interpretations and practices of the IRS; and

•
court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders and the holders of its debt securities. This discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the acquisition, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•
our election to be taxed as a REIT for U.S. federal income tax purposes; and

•
potential changes in applicable tax laws.

Taxation of Our Company
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ending December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S.

tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfers of Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and

95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “—Failure to Qualify” below. As discussed above in—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of the partnerships in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets , and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe-harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries or partnerships) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income from foreclosure property, if any; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”
For taxable years beginning after December 31, 2017, and except as provided below, our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “—General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its previous taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “—Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from the “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.

Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years.
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies
General.   From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships, based on our capital interests in each such entity. See “—Taxation of Our Company—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules , among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation and finalization of further regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to the alternative minimum tax;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
REITs or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an applicable financial statement;

•
persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; and

•
persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends- received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the excess of the distribution over our current and accumulated earnings and profits allocable to such stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder,

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results in a “complete redemption” of the U.S. holder’s stock interest in us, or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “—Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.
In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Sale of Our Capital Stock.”
Taxation of Holders of Our Debt Securities
The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
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the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

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the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

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either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of Our Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
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the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the holder furnishes an incorrect taxpayer identification number;

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the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered by this prospectus and the applicable prospectus supplement from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of November 2, 2018, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 9,236 shares of our common stock. As of October 29, 2018, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 9,386 shares of our common stock.
EXPERTS
The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2017 and 2016, the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule III (collectively, the consolidated financial statements), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available to the public at the SEC’s website at http://www.sec.gov. This is an internet site maintained by the SEC where reports, proxy and information statements and other information of companies that file electronically with the SEC may be obtained.
Our web site address is http://www.realtyincome.com. The information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated or deemed to be incorporated by reference herein.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms or copies of the indenture pursuant to which any debt securities offered hereby will be issued and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents that are or will be incorporated or deemed to be incorporated by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are not complete and each such statement is subject to, and qualified in all respects by reference to, the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect copies of the registration statement and the documents incorporated and deemed to be incorporated by reference in this prospectus at the SEC’s website referred to above.
INCORPORATION BY REFERENCE
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus, in any accompanying prospectus supplement or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, in any other offering materials we may provide you in connection with the offering of securities, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus or any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2018;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

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Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018;

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Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 1, 2018; and

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Our Current Reports on Form 8-K filed with the SEC on February 27, 2018 (as stated elsewhere in this prospectus, the information in such Form 10-K and in Exhibit 99.1 thereto has been superseded and replaced in its entirety by the information appearing in this prospectus under the caption “United States Federal Income Tax considerations”), March 14, 2018, March 29, 2018, April 4, 2018, May 8, 2018 (but only the information filed under Item 5.02 that is included in the first Report on Form 8-K that we filed on May 8, 2018), May 22, 2018, July 12, 2018, October 17, 2018 (but only the information filed under Item 5.02) and October 26, 2018.
You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:
Realty Income Corporation
11995 El Camino Real
San Diego, CA 92130
Attention: Corporate Secretary
(858) 284-5000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

£
    % Notes due 2030

P R O S P E C T U S   S U P P L E M E N T
           , 2020

Barclays
Credit Suisse
Goldman Sachs & Co. LLC